                                                                    EXHIBIT 2.12
                                                                  EXECUTION COPY















                          AGREEMENT AND PLAN OF MERGER


                               AS OF MARCH 6, 2000


                                 BY AND BETWEEN

                          CABLEVISION OF MICHIGAN, INC.

                               CSC HOLDINGS, INC.

                                       AND

                          CHARTER COMMUNICATIONS, INC.





                                             TABLE OF CONTENTS

                                                                                                      Page
Section  1.       Definitions............................................................................1
         1.01     Certain Definitions....................................................................1
         1.02     Other Definitional Provisions.........................................................11

Section  2.       The Merger............................................................................12
         2.01     The Merger............................................................................12
         2.02     Issuance of Common Stock..............................................................12
         2.03     Estimated Adjustment Statement; Basic Subscriber Estimate.............................12
         2.04     Post Closing Adjustment...............................................................13
         2.05     Sales and Transfer Taxes..............................................................15
         2.06     Directors of Michigan.................................................................15
         2.07     Officers of Michigan..................................................................16
         2.08     Surrender and Payment.................................................................16
         2.09     Charter of CCI........................................................................16
         2.10     By-laws of CCI........................................................................16
         2.11     Directors and Officers of CCI.........................................................16

Section  3.       Representations and Warranties of Holdings and Michigan...............................16
         3.01     Organization and Authority............................................................16
         3.02     Legal Capacity; Approvals and Consents................................................16
         3.03     Financial Statements..................................................................17
         3.04     Changes in Operation..................................................................17
         3.05     Taxes.................................................................................18
         3.06     Acquired Assets.......................................................................20
         3.07     The CATV Business.....................................................................21
         3.08     Labor Contracts and Actions...........................................................22
         3.09     Employee Benefit Plans................................................................23
         3.10     Contracts.............................................................................23
         3.11     Legal and Governmental Proceedings and Judgments......................................23
         3.12     Finders and Brokers...................................................................24
         3.13     Intangible Property...................................................................24
         3.14     Insurance.............................................................................24
         3.15     Inventory.............................................................................24
         3.16     Overbuilds............................................................................24
         3.17     Rebuild...............................................................................24
         3.18     Acquisition of Right..................................................................24
         3.19     Securities Laws Matters...............................................................24
         3.20     Basis of the Acquired Assets..........................................................25
         3.21     Title to Capital Stock................................................................25

Section  4.       Representations and Warranties of CCI.................................................25
         4.01     Organization; Authority...............................................................25
         4.02     Authorization and Binding Obligation..................................................25
         4.03     No Conflict; Required Consents........................................................26




         4.04     Finders and Brokers...................................................................26
         4.05     Private Offering......................................................................26
         4.06     Investment Company....................................................................26
         4.07     Claims and Litigation.................................................................26
         4.08     Absence of Certain Changes............................................................27
         4.09     Compliance with Laws and Court Orders.................................................27
         4.10     CCI Capital Stock.....................................................................27
         4.11     No Vote Required......................................................................27
         4.12     SEC Filings; Financial Information....................................................27
         4.13     Existing Registration Rights Agreements...............................................28
         4.14     Transfers of New LLC..................................................................28

Section  5.       Covenants Pending Closing.............................................................28
         5.01     Business of Transferor................................................................28
         5.02     Access to Information.................................................................29
         5.03     Monthly Financial Statements..........................................................30
         5.04     Notification of Certain Matters.......................................................30
         5.05     Environmental Reports.................................................................30
         5.06     Modifications to Rebuild..............................................................30
         5.07     Lien Searches.........................................................................30
         5.08     Covenants of CCI......................................................................31
         5.09     Listing of  Equity Consideration......................................................31
         5.10     Certificate of Merger.................................................................31
         5.11     Excluded Assets and Excluded Liabilities..............................................31
         5.12     Transfer of Acquired Assets to New LLC................................................32
         5.13     Formation of New LLC..................................................................32
         5.14     Franchise Renewal.....................................................................32
         5.15     Retransmission Consent Agreements.....................................................32

Section  6.       Deliveries at Closing.................................................................32
         6.01     Deliveries by Holdings................................................................32
         6.02     Deliveries by CCI.....................................................................33

Section  7.       Conditions to the Obligations of CCI..................................................34
         7.01     Receipt of Consents...................................................................34
         7.02     Holdings'and Michigan's Authority.....................................................34
         7.03     Performance by Holdings and Michigan..................................................34
         7.04     Absence of Breach of Warranties and Representations...................................34
         7.05     Absence of Proceedings................................................................35
         7.06     No Transferor Material Adverse Effect.................................................35

Section  8.       Conditions to the Obligations of Holdings and Michigan................................35
         8.01     Receipt of Consents...................................................................35
         8.02     CCI's Authority.......................................................................35
         8.03     Performance by CCI....................................................................35
         8.04     Absence of Breach of Representations and Warranties...................................35
         8.05     Absence of Proceedings................................................................36
         8.06     No CCI Material Adverse Effect........................................................36



         8.07     Listing of Equity Consideration.......................................................36

Section  9.       Covenants.............................................................................36
         9.01     Compliance with Conditions............................................................36
         9.02     Compliance with HSR Act and Rules.....................................................36
         9.03     Applications for Assignment of Contracts or CATV Instruments..........................37
         9.04     Records, Taxes and Related Matters....................................................38
         9.05     Continuation Billing Services.........................................................38
         9.06     Non-Competition.......................................................................38
         9.07     Retained Franchises...................................................................39

Section  10.      Survival of Representations, Warranties, Covenants and Other Agreements;
                  Indemnification.......................................................................40
         10.01    Survival of Representations, Warranties, Covenants and Other Agreements...............40
         10.02    Indemnification by Holdings...........................................................40
         10.03    Indemnification by CCI................................................................41
         10.04    Third Party Claims....................................................................41
         10.05    Remaining Liabilities.................................................................42
         10.06    Method of Payment.....................................................................42
         10.07    Tax Matters...........................................................................42

Section  11.      Further Assurances....................................................................42

Section  12.      Closing...............................................................................42
         12.01    Closing...............................................................................42
         12.02    Termination...........................................................................43

Section  13.      Miscellaneous.........................................................................43
         13.01    Amendments; Waivers...................................................................43
         13.02    Entire Agreement......................................................................44
         13.03    Cablevision Name......................................................................44
         13.04    Binding Effect; Assignment............................................................44
         13.05    Construction; Counterparts............................................................44
         13.06    Notices...............................................................................44
         13.07    Expenses of the Parties...............................................................46
         13.08    Non-Recourse..........................................................................46
         13.09    Third Party Beneficiary...............................................................46
         13.10    Governing Law.........................................................................46
         13.11    Press Releases........................................................................46
         13.12    Severability..........................................................................46
         13.13    Specific Performance..................................................................46

                                                                            Page

                                                                            Page


EXHIBIT A           -      Service Territory

EXHIBIT B           -      Form of Opinion of Holdings' Counsel

EXHIBIT C           -      Form of Opinion of Holdings' FCC Counsel

EXHIBIT D           -      Form of Opinion of CCI's Counsel

EXHIBIT E           -      Form of Registration Rights Agreement


Schedule 1.01(a)  -        CATV Licenses

Schedule 1.01(b)  -        Current Assets

Schedule 1.01(c)  -        Current Liabilities

Schedule 1.01(d)  -        Excluded Assets

Schedule 1.01(e)  -        Excluded Liabilities

Schedule 1.01(f)  -        Permitted Encumbrances

Schedule 1.01(g)  -        Rebuild Expenditure

Schedule 3.02     -        Consents and Approvals

Schedule 3.05     -        Tax Notices and Assessments

Schedule 3.06(b)  -        Real Property

Schedule 3.06(d)  -        Environmental Matters

Schedule 3.06(g)  -        Other Commitments

Schedule 3.07(b)  -        Material Contracts

Schedule 3.07(c)  -        Notice of Claims or Purported Defaults in CATV
                           Instruments

Schedule 3.07(d)  -        Compliance with laws, regulations and other
                           requirements; Documents not filed with the FCC

Schedule 3.07(e)  -        Copyrights

Schedule 3.07(f)  -        Head-ends

Schedule 3.09(a)  -        Employee Benefit Plans

Schedule 3.10     -        Contracts in Default

Schedule 3.11     -        Legal Proceedings

Schedule 3.13     -        Intangible Property

Schedule 3.14     -        Insurance

Schedule 3.16     -        Overbuilds

Schedule 4.10     -        Capital Stock

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger is made and entered into as of March 6, 2000, by and between Cablevision of Michigan, Inc., a Michigan corporation ("Michigan"), CSC Holdings, Inc., a Delaware corporation ("Holdings"), and Charter Communications, Inc., a Delaware corporation ("CCI").

                                 R E C I T A L S

         WHEREAS, Michigan owns and operates a cable television system serving the communities described in Exhibit A (the "CATV System").

         WHEREAS, Holdings desires to transfer to CCI, and CCI desires to acquire from Holdings, the CATV Business and the Acquired Assets (each as defined in Article 1 below) in accordance with the terms and conditions contained herein.

         WHEREAS, the respective boards of directors of Holdings, Michigan and CCI have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the merger of Michigan with and into CCI on the terms and conditions set forth herein.

         WHEREAS, it is intended that, for federal income tax purposes, the merger of Michigan with and into CCI, on the terms contemplated by this Agreement, qualify as a "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows, each intending to be legally bound as and to the extent herein provided.

1.       DEFINITIONS.

         1.1 Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

         Acquired Assets means all of the properties, assets, privileges, rights, interests, accounts receivable, claims and goodwill, real and personal, tangible and intangible, of every type and description, including Transferor's leasehold interests or rights to possession, whether owned or leased or otherwise possessed, primarily used by Transferor in connection with the CATV Business, now in existence or hereafter acquired by Transferor prior to the Closing, including, without limitation, the CATV Instruments, the Equipment, the Real Property, the Contracts, the Inventory and the Intangible Property; provided that Acquired Assets shall exclude the Excluded Assets and any assets disposed of prior to the Closing in the usual and ordinary course of business and not in violation of this Agreement.

         Acquisition Value means the aggregate of One Hundred Seventy-Two Million Five Hundred Thousand dollars ($172,500,000), plus, if a positive number, or minus, if a negative number, the

Estimated Adjustment Amount determined in accordance with Section 2.03, less the Subscriber Adjustment, if any, based on the Basic Subscriber Estimate.
         Agreement means this Agreement and Plan of Merger and the Exhibits and Schedules attached hereto.

         Asserted Claim has the meaning set forth in Section 10.04.

         Basic Subscriber means as at any date of determination thereof, the sum of (a) the total number of households (exclusive of "second connection," as such term is commonly understood in the cable television industry, and exclusive of customers billed on a bulk-billing or commercial-account basis) subscribing on such date to at least the most basic tier of service offered by the CATV Business and paying the monthly service fees and charges imposed in respect of such service (other than disputed items), and who are not, as of the Closing Date, 65 days or more in arrears in payment for service, as measured from the date that payment due became a receivable and (b) the total number of Equivalent Subscribers on such date; provided, however, that Basic Subscriber shall not include any customer (i) whose account has an outstanding balance (other than an amount of $10.00 or less) more than 65 days past due (with an account being past due one day after the payment due became a receivable) or who has a disconnect pending, (ii) who has been obtained by offers made, promotions conducted or discounts given during the 60 days immediately preceding the Closing which were outside the ordinary course of business, or (iii) who qualifies as a Basic Subscriber only because the related account (or any part thereof) has been compromised or written off other than in the ordinary course of business consistent with Transferor's past practice.

         Basic Subscriber Amount has the meaning set forth in Section
2.04(b)(i).

         Basic Subscriber Estimate has the meaning set forth in Section 2.03(b).

         Benefit Plans means (i) all "employee benefit plans" (as such term is defined in Section 3(3) of ERISA), of which the Transferor or any of its ERISA Affiliates is or ever was a sponsor or participating employer or as to which the Transferor or any of its ERISA Affiliates makes contributions or is required to make contributions and (ii) any similar employment, severance or other arrangement or policy of the Transferor or any of its ERISA Affiliates (whether written or oral) providing for insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

         Blue Sky Law has the meaning set forth in Section 3.19(a).

         Capital Stock of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations or interests, including partnership interests, whether general or limited, and membership interests, whether managing or non-managing of such Person.

         CATV means cable television, which term also includes satellite master antenna television not yet converted to cable television service.

         CATV Business means the CATV business presently owned and operated by Transferor, which consists of the transmission, distribution and local origination of audio and video signals over the system used by the CATV business located in the Service Territory. CATV Business includes any Retained Franchises.

         CATV Instruments means (a) all franchises or ordinances or agreements, granted to Transferor by, or entered into by Transferor with, any Governmental Authority; (b) permits for wire crossings over or under highways, railroads, and other property; (c) construction permits and certificates of occupancy; (d) pole attachment and other Contracts with utilities; (e) state, county and municipal permits, orders, variances, exemptions, approvals, consents, licenses and other authorizations; (f) agreements for the purchase, sale, receipt or distribution of news, data and microwave relay signals, or for satellite services; and (g) all other approvals, consents and authorizations used or held for use in the CATV Business, including without limitation, all CATV Licenses.

         CATV Licenses means the licenses issued by the FCC used in the CATV Business as presently conducted by Transferor, all of which are listed in
Schedule 1.01(a).

         CATV System has the meaning set forth in the recitals to this Agreement.

         CCI has the meaning set forth in the preamble to this Agreement.

         CCI Class B Common Stock has the meaning set forth in Section 4.10 of this Agreement.

         CCI Indemnified Party has the meaning set forth in Section 10.03(a).

         CCI Material Adverse Effect means a material adverse effect on the assets, financial condition, or results of operations of CCI and its subsidiaries, taken as a whole, other than any such effect resulting from changes in conditions (including economic, competitive, regulatory and other federal or state governmental actions, proposed or enacted legislation or proposed or enacted regulations) that are applicable to the economy or CATV system operators generally or in the states in which CCI engages in the CATV business.

         CCI Preferred Stock has the meaning set forth in Section 4.10(a).

         CCI SEC Documents has the meaning set forth in Section 4.12(a).

         CCI Securities has the meaning set forth in Section 4.10(c).

         CCI's Adjustment Amount Objection has the meaning set forth in Section 2.04(a)(iii).

         CCI's Counsel means Irell & Manella LLP.

         CCI's Designee means a Person to whom CCI, following the consummation of the Merger, assigns its rights under this Agreement consistent with Section 13.04.

         CCI's Subscriber Objection has the meaning set forth in Section 2.04(b)(iii).

         Certificate of Merger has the meaning set forth in Section 2.01(b). Charter Holdco has the meaning set forth in Section 2.02.

         Closing means a meeting for the purpose of concluding the transactions contemplated by this Agreement held at the place and on the date fixed in accordance with Section 12.01.

         Closing Date means the date fixed for the Closing in accordance with
Section 12.01.

         Code means the Internal Revenue Code of 1986, as amended.

         Common Stock means Class A common stock, par value $.0001, of CCI or, in the event of a Reorganization of CCI, the Capital Stock of the resulting or surviving entity designated as the successor to the Class A common stock of CCI.

         Communications Act has the meaning set forth in Section 3.07(d).

         Competitive Business has the meaning set forth in Section 9.06.

         Contract means any contract, mortgage, deed of trust, bond, indenture, lease, license, note, certificate, option, warrant, right, or other instrument, document or written agreement relating to the CATV Business to which Transferor is a party or by which Transferor or the assets of Transferor included within the CATV Business is bound, excluding any CATV Instrument.

         Copyright Act has the meaning set forth in Section 3.07(e).

         CPA Firm has the meaning set forth in Section 2.04(a)(iii).

         Current Assets means petty cash, 100% of active subscriber and other accounts receivable that are 65 days or less past due (measured from the date the accounts became receivable), 100% of advertising receivables that are less than 90 days past due all deposits with utilities, under leases or related to guides, billing service, postage, the pro rata portion of any prepaid taxes (as of the Closing Date), all prepaid expenses to the extent CCI (or a subsidiary thereof) will receive a benefit therefor after Closing, including in respect of pole rental or equipment maintenance agreements that are Liabilities, and in respect of rent, postage, promotional expenditures, guides, security service or two-way radio, and other current assets, each as determined in accordance with GAAP (unless otherwise specified herein) and consistent with Schedule 1.01(b) hereto, which Schedule sets forth the type and amounts of Current Assets as of September 30, 1999, but in each case excluding any assets which are Excluded Assets (such as listed on Schedule 1.01(d)).

         Current Liabilities means accounts payable, accrued expenses and other current liabilities of Transferor determined in accordance with GAAP, except that the current portion of any indebtedness for borrowed money and Excluded Liabilities shall not be included, and consistent with Schedule 1.01(c) hereto, which Schedule sets forth the type and amounts of Current Liabilities as of September 30, 1999. For purposes hereof, Current Liabilities shall be deemed to include, without duplication:

                  (1) all prepayments, credit balances and deposits held by Transferor as of the Closing Date relating to the CATV Business which are not included in Current Assets, including without limitation advance payments and deposits by subscribers served by the CATV System for converters, encoders, decoders, cable television service and related sales, all interest, if any, required to be paid thereon through the Closing Date;

                  (2) all accrued and unpaid real property and personal property taxes relating to the CATV Business incurred prior to Closing Date;

                  (3) all accrued and unpaid expenses relating to the CATV Business incurred prior to Closing Date, including without limitation accrued and unpaid franchise fees; and

                  (4) the cost of all vacation time and sick time that at the Closing becomes the obligation of CCI to Employees that are retained by CCI.

         Deferred Acquisition Value has the meaning set forth in Section
9.07(b).

         Deferred Equity Consideration means the Common Stock to be issued to Holdings (or an affiliate of Holdings) pursuant to one or more Subsequent Transfers pursuant to Section 9.07(d) hereof in a number of shares of Common Stock, rounded upward to the nearest whole number, having a Fair Market Value on the Closing Date equal to the Deferred Acquisition Value.

         DGCL has the meaning set forth in Section 2.01(b).

         DOJ means the United States Department of Justice.

         Effective Time has the meaning set forth in Section 2.01(b).

         Employees means all current active employees of Transferor.

         Encumbrances means liens, charges, encumbrances, security interests, options, restrictions or any other similar third party rights other than liens for taxes not yet due and payable.

         Environmental Firm has the meaning set forth in Section 5.05.

         Environmental Law means any law or regulation governing the protection of the environment (including air, water, soil and natural resources) or the presence, use, storage, handling, release, treatment, transport or disposal of any hazardous or toxic substance.

         Environmental Reports has the meaning set forth in Section 5.05.

         Equipment means all tangible personalty; electronic devices; towers; trunk and distribution cable; decoders and spare decoders for scrambled satellite signals; amplifiers; power supplies; conduit; vaults and pedestals; grounding and pole hardware; installed subscriber's devices (including, without limitation, drop lines, converters, encoders, transformers behind television sets and fittings); "head-ends" and "Hubs" (origination, transmission and distribution system) hardware; tools; inventory; spare parts; maps and engineering data; vehicles; supplies, tests and closed circuit devices; furniture and furnishings; and all other tangible personal property and facilities owned by Transferor and used in the CATV Business.
         Equity Consideration means the Common Stock to be issued to Holdings (or an affiliate of Holdings) pursuant to Article 2 and Section 9.07 hereof.

         Equivalent Subscriber means equivalent bona fide non-delinquent CATV customers of the CATV System that are commercial establishments and multi-dwelling units (e.g., bars, taverns, apartment buildings, dormitories, hospitals, etc.) that are billed on a bulk basis for basic (or expanded basic) service, which have paid in full the charges for at least one monthly billing period. The number of Equivalent Subscribers shall be deemed to be equal to the quotient that is derived from dividing: (a) the gross basic (or, if applicable, expanded basic) billings to all such commercial establishments, multi-dwelling units, or other customers that are billed on a bulk basis for basic (or expanded basic) service (but excluding billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental, any fees or charges for any outlet or connection other than the first outlet or connection in any single family household or (with respect to a bulk account, in any residential unit, e.g., an individual apartment or rental unit), pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like) attributable to such commercial establishment, multi-dwelling unit or other customer during the most recent monthly billing period ended prior to the date of calculation (but excluding billings in excess of a single monthly billing period's charge) by (b) the rate charged by the CATV System to individual homes as of December 31, 1999, for basic service (or, (i) if the respective commercial establishment, multi-dwelling unit or other customer also takes expanded basic service, then by the rate charged by the CATV System to individual homes as of December 31, 1998, for basic and expanded basic service and (ii) if the respective commercial establishment, multi-dwelling unit or other customer takes services which are neither expanded basic or basic services, then by a rate which is an equivalent retail rate for such service), exclusive of any charges for the additional services, franchise fees, taxes, etc. which are excluded from the calculation of gross basic (or, if applicable, expanded basic) billings set forth in clause (a) above, such rate to be not less than the respective CATV System's standard rate for such service.

         ERISA means the Employee Retirement Income Security Act of 1974, as the same has been and may be amended from time to time.

         ERISA Affiliate means any member of the same controlled group of corporations or business with Transferor under Sections 414(b) or (c) of the Code or Section 4001(a)(14) of ERISA.

         Estimated Adjustment Amount means (a) if Working Capital plus any Rebuild Modification Amount less any Rebuild Shortfall as reflected on the Estimated Adjustment Statement is less than zero, such negative amount, or (b) if Working Capital plus any Rebuild Modification Amount less any Rebuild Shortfall as reflected on the Estimated Adjustment Statement is more than zero, such positive amount.

         Estimated Adjustment Statement has the meaning set forth in Section 2.03(a).

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         Excluded Assets means the (a) assets and properties of Transferor listed on Schedule 1.01(d); (b) programming Contracts (including cable guide Contracts) and retransmission consent Contracts; (c) insurance policies and rights and claims thereunder up to Transferor's self-insured retention or deductible; (d) Contracts relating to national advertising sales representation;
(e) bonds, letters of credit, surety instruments and other similar items of Transferor; (f) trademarks, tradenames, service marks, service names, logos and similar proprietary rights; (g) all rights under any Contracts between Transferor and any subsidiary or affiliate of Cablevision Systems Corporation;
(h) all receivables not included in the definition of Current Assets; and (i) any Retained Franchises that are transferred by Transferor to an affiliate of Holdings prior to Closing. For the avoidance of doubt, Schedule 1.01 (d) does not purport to identify the amounts in respect of the Excluded Assets as of the Closing.

         Excluded Liabilities means (i) all obligations of Transferor for borrowed money, (ii) all liabilities of Transferor under the contract listed on
Schedule 3.10 , (iii) all obligations of Transferor under any Contracts between Transferor and Cablevision Systems Corporation or any subsidiary or affiliate thereof, (iv) all of the liabilities, obligations and commitments of Transferor identified on Schedule 1.01(e) and (v) any liability, obligation or commitment of the Transferor in any way arising out of or related to any Benefit Plan. For the avoidance of doubt, (i) Schedule 1.01 (e) does not purport to identify the amounts in respect of the Excluded Liabilities as of the Closing and (ii) Current Liabilities that resulted in a reduction of the Acquisition Value are not Excluded Liabilities.

         Fair Market Value of a share of Common Stock as of any date is the average of the reported per share prices at which transactions in the Common Stock are executed on the Nasdaq National Market (or any successor system) on which the Common Stock is listed or admitted for trading, during each Trading Day for the twenty full Trading Days preceding such date, as determined by Bear, Stearns & Co., Inc. and Merrill Lynch & Co., Inc.

         For purposes of determining the "Fair Market Value" of the Common Stock, if prior to such date of determination CCI splits or combines the Common Stock or pays a stock dividend or other stock distribution in Common Stock or otherwise effects any transaction or announces its intention to do any of the foregoing that changes the Common Stock into any other securities or makes any other dividend or distribution on the Common Stock, and the record date applicable to such event occurs during the twenty (20) full Trading Day period used to determine Fair Market Value or after such period and prior to the date of issuance of such Common Stock, the number of shares of Common Stock to be issued shall be adjusted equitably to eliminate the effects of such event.

         FCC means the Federal Communications Commission.

         Final Adjustment Amount means the final adjustment amount as reflected on the Final Adjustment Statement.

         Final Adjustment Statement has the meaning set forth in Section 2.04(a)(iv).

         Final Basic Subscriber Statement has the meaning set forth in Section 2.04(b)(iv).

         FTC means the United States Federal Trade Commission.

         GAAP means U.S. generally accepted accounting principles as in effect from time to time and consistently applied.

         Governmental Authority means the Federal Government, any state, county, municipal, local or foreign government and any governmental agency, bureau, commission, authority or body.

         Hazardous Substance means any substance, material or compound listed, defined, designated or classified as hazardous, toxic or radioactive, or otherwise regulated under any applicable Environmental Law, including, without limitation, petroleum products.

         Holdings has the meaning set forth in the preamble to this Agreement.

         Holdings Indemnified Party has the meaning set forth in Section
10.02(a).

         HSR Act and Rules means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as from time to time in effect prior to the Closing.

         HSR Report means the Notification and Report Form for Certain Mergers and Acquisitions mandated by the HSR Act and Rules.

         Income Statement has the meaning set forth in Section 3.03.

         Indemnitee has the meaning set forth in Section 10.04.

         Indemnitor has the meaning set forth in Section 10.04.

         Intangible Property means the copyrights, patents, trademarks, service marks and trade names used in the CATV Business excluding the right to use the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable," "Optimum TV," or any and all derivatives thereof or any name which may include any of such terms, and all applications for, or licenses or other rights to use any thereof, and the value associated therewith, which are owned by Transferor and used in the CATV Business.

         Interim Financial Statements has the meaning set forth in Section 3.03.

         Inventory means all inventory as defined under GAAP, plus, without limitation, all supplies, all maintenance equipment, all converters, all cables and all amplifiers owned by Transferor on the Closing Date as determined by Transferor's inventory control system and used in the CATV Business.

         Judgment means judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

         Law means the common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority or court.

         Leased Property means the leaseholds of real property included among the Acquired Assets and described as Leased Property on Schedule 3.06(b).

         Losses has the meaning set forth in Section 10.02(a).

         Merger has the meaning set forth in Section 2.01(a).

         Michigan has the meaning set forth in the preamble to this Agreement, except when referred to as the State of Michigan.

         Minimum Subscriber Threshold shall equal (a) 47,600 if the Closing occurs in June 2000, (b) 47,000 if the Closing occurs in July 2000 or in August 2000 and (c) 48,500 if the Closing occurs in any month after August 2000.

         MMDS has the meaning set forth in Section 9.06.

         New LLC means a Delaware limited liability company to be organized by or on behalf of Michigan prior to the Merger that is wholly-owned by Michigan.

         Operating Agreements has the meaning set forth in Section 9.07(c).

         Other Real Property Interests means the easements and rights of access (other than those relating to multiple dwelling units) and other interests in real property held by the Transferor in connection with the Acquired Assets, but not including Leased Property or Owned Property.

         Outside Date has the meaning set forth in Section 12.01.

         Owned Property means the fee interests in the real property included among the Acquired Assets and described as Owned Property on Schedule 3.06(b).

         Permitted Encumbrances means those Encumbrances set forth in Schedule 1.01(f) hereto and all other Encumbrances (excluding Encumbrances for borrowed money), if any, which do not materially detract from the value of the tangible property subject thereto and which do not materially interfere with the present and continued use of such property in the operation of the CATV Business.

         Person means any natural person, Governmental Authority, corporation, general or limited partner, partnership, member, limited liability company, joint venture, trust, association, or unincorporated entity of any kind.

         Preliminary Adjustment Statement has the meaning set forth in Section 2.04(a)(i).

         Preliminary Basic Subscriber Statement has the meaning set forth in
Section 2.04(b)(i).

         Real Property means Owned Real Property, Leased Real Property and Other Real Property Interests.

         Rebuild Expenditure means the budgeted rebuild expenditures of the CATV System in the amount set forth on Schedule 1.01(g).

         Rebuild Modification Amount has the meaning set forth in Section 5.06.

         Rebuild Shortfall means the amount, if any, by which the Rebuild Expenditure exceeds the actual amount expended by Transferor as of the Closing Date toward completion of the rebuild of the CATV System set forth on Schedule 1.01(g).

         Registration Rights Agreement means the registration rights agreement, dated the Closing Date, in the form of Exhibit E hereto.

         Relevant Group has the meaning set forth in Section 3.05(a).

         Remaining Liabilities means all liabilities, obligations and commitments (whether direct or indirect, matured or unmatured, known or unknown, absolute, accrued, contingent or otherwise) relating solely to or arising solely from the CATV Business or the condition of the Acquired Assets and the Retained Franchises, that:

                  (a) are included within the Acquired Assets or the Retained Franchises and relate to the period from and after Closing;

                  (b) relate to CCI's operation, directly or indirectly, of the CATV Systems from and after the Closing Date; or

                  (c) that are included in Current Liabilities or that otherwise result in a reduction of the Acquisition Value, including pursuant to
         Section 2.04(c).

         Reorganization means any merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction in which CCI is not the surviving or resulting entity.

         Required Consent means the consents and approvals designated as such on
Schedule 3.02 by an asterisk.

         Retained Franchise has the meaning set forth in Section 9.07(a).

         Retained Percentage has the meaning set forth in Section 9.07(b).

         SEC means the U.S. Securities and Exchange Commission.

         Securities Act means the Securities Act of 1933, as amended.

         Service Territory means the geographical area as described in Exhibit A hereto.

         SMATV has the meaning set forth in Section 9.06.

         Subscriber Adjustment means an amount equal to $3,557 multiplied by the difference, if any, between (a) the Minimum Subscriber Threshold and (b) the number of Basic Subscribers of the CATV Business on the Closing Date; provided, that if the product obtained in the foregoing clause is negative, the Subscriber Adjustment shall be zero.

         Subsequent Transfer has the meaning set forth in Section 9.07(d).

         Tax means any income, sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign).

         Tax Returns means, with respect to any Person, all material federal, state, local and foreign income, information, franchise, sales, use, value added, property, excise, payroll and employment and other tax returns or reports of such Person.

         Trading Day means any day on which the Common Stock is listed, admitted for trading or quoted on a national securities exchange, the Nasdaq National Market, the Nasdaq Stock Market, or the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, as the case may be, and the exchange or system on which the Common Stock is listed, admitted for trading or quoted, as the case may be, is open for trading on such day.

         Transferor means Michigan and, as of the Closing, New LLC.

         Transferor Material Adverse Effect means a material adverse effect on the assets, financial condition or results of operations of the CATV Business taken as a whole, other than any such effect resulting from changes in conditions (including economic, competitive, regulatory and other federal or state governmental actions, proposed or enacted legislation or proposed or enacted regulations) that are applicable to the economy or CATV system operators generally or in the State of Michigan.

         Voting Stock of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         Working Capital means Current Assets minus Current Liabilities.

         1.02 Other Definitional Provisions. Terms defined in the singular shall have a comparable meaning when used in plural, and vice versa.


20       THE MERGER.

         2.1      The Merger.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Michigan shall be merged with and into CCI (the "Merger"), with CCI surviving, and the separate corporate existence of Michigan shall thereupon cease.

         (b) As part of a simultaneous transaction occurring at the Closing, Michigan and CCI will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the Delaware General Corporation Law, as amended ("DGCL"). The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of the State of Delaware or such other time as shall be agreed upon by the parties and set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time"). From and after the Effective Time, CCI will possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Michigan and CCI, all as provided under the DGCL.

         2.2 Issuance of Common Stock. At the Effective Time, as a result of the Merger and without any action on the part of any holder of Capital Stock of Michigan, all of the issued and outstanding Capital Stock of Michigan immediately prior to the Effective Time will be converted into and exchanged for that number of shares of Common Stock, rounded upward to the nearest whole number, having a Fair Market Value on the Closing Date equal to the difference between (a) the Acquisition Value and (b) the Deferred Acquisition Value, registered in the name of Holdings or its nominees. Holdings acknowledges that immediately after the Merger, CCI will contribute 100% of its interest in New LLC to Charter Communications Holding Company, LLC, a Delaware limited liability company ("Charter Holdco"), in exchange for a number of common units in Charter Holdco equal to the number of shares of Common Stock issued by CCI to Holdings pursuant to this Section 2.02 (or the number of common units having an equivalent value to such shares of Common Stock). Charter Holdco may then contribute its 100% interest in New LLC to any of its direct or indirect wholly-owned limited liability company subsidiaries.

         2.3 Estimated Adjustment Statement; Basic Subscriber Estimate.

         (1) At least five business days prior to the Closing Date, Holdings shall deliver to CCI a statement of Holdings as of the Closing Date, which statement shall set forth Holdings' good faith estimate of the Current Assets and Current Liabilities of the CATV Business, the Rebuild Shortfall, the Rebuild Modification Amount and the Estimated Adjustment Amount as of the Closing Date as determined in accordance with GAAP, in a manner consistent with the preparation of the Interim Financial Statements, except as otherwise required by this Agreement (the "Estimated Adjustment Statement").

         (2) On the date that Holdings delivers the Estimated Adjustment Statement, Holdings shall also deliver to CCI an estimate of the number of Basic Subscribers of the CATV Business as of the Closing Date (the "Basic Subscriber Estimate"). The number of Basic Subscribers set forth in the Basic Subscriber Estimate shall be used on the Closing Date for computing the Subscriber Adjustment, if any. Basic Subscribers of the CATV Business shall be deemed to include all Basic Subscribers of the CATV Business, including the number of Basic Subscribers in any Retained Franchise.

         2.4      Post Closing Adjustment.

         (1)      Preliminary Adjustment; Final Adjustment.

                  (1) Within 90 days after the Closing Date, Holdings shall prepare, or cause to be prepared, and deliver to CCI a statement of the CATV Business as of the Closing Date, which statement shall be prepared in accordance with GAAP and in a manner consistent with the preparation of the Interim Financial Statements, except as otherwise required by this Agreement, and shall set forth the Current Assets and Current Liabilities of Transferor, the Rebuild Shortfall, the Rebuild Modification Amount and the Estimated Adjustment Amount, each as of the Closing Date (the "Preliminary Adjustment Statement"). CCI shall cooperate in providing to Holdings access, upon reasonable notice, to all relevant books, records and personnel of the CATV Business in order to facilitate the preparation of the Preliminary Adjustment Statement.

                  (2) During the succeeding 30-day period, CCI shall have (x) the right to examine the Preliminary Adjustment Statement and all records used to prepare the Preliminary Adjustment Statement and (y) access to copies of all other books, records and accounts of Holdings and such other information as CCI reasonably requests to allow CCI to examine the accuracy of the Preliminary Adjustment Statement.

                  (3) In the event CCI determines that the Preliminary Adjustment Statement has not been prepared on the basis set forth in Section 2.04(a)(i) hereof, CCI shall so inform Holdings in writing ("CCI's Adjustment Amount Objection"), setting forth a reasonably specific description of the basis of the CCI's Adjustment Amount Objection on or before the last day of the 30-day period referred to in Section 2.04(a)(ii) hereof; provided, however, that such 30 day period shall not commence until Holdings has complied with its obligations under paragraph 2.04(a)(ii) above. In the event of CCI's Adjustment Amount Objection, CCI and Holdings shall attempt to resolve the differences underlying CCI's Adjustment Amount Objection within 30 days of CCI's receipt thereof. If Holdings and CCI are unable to resolve all their differences within such 30-day period, they shall refer their remaining differences to KPMG LLP, certified public accountants, or such other nationally recognized firm of independent public accountants as to which CCI and Holdings may mutually agree (the "CPA Firm"), who shall, acting as experts and not as arbitrators, determine on the basis of the standard set forth in Section 2.04(a)(i) hereof and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Preliminary Adjustment Statement requires adjustment. The CPA Firm will base its determination only on evidence brought to it by the parties and shall not conduct an audit. The CPA Firm shall deliver its written determination to CCI and Holdings no later than the 30th business day after the remaining differences underlying CCI's Adjustment Amount Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon the parties. The fees and disbursements of the CPA Firm shall be allocated between CCI and Holdings in the same proportion that the aggregate amount of any disputed items submitted to the CPA Firm that are unsuccessfully disputed by each (as finally determined by the CPA Firm) bears to the total amount of any disputed items so submitted. CCI and Holdings shall make readily available to the CPA Firm all relevant books and records and any work papers relating to the Preliminary Adjustment Statement and all other items reasonably requested by the CPA Firm.

                  (4) The "Final Adjustment Statement" shall be (1) the Preliminary Adjustment Statement in the event that (x) CCI's Adjustment Amount Objection is not delivered to Holdings in the period set forth in Section 2.04(a)(ii) hereof; or (y) Holdings and CCI so agree; or (2) the

Preliminary Adjustment Statement, as adjusted by either (x) the agreement of Holdings and CCI or (y) the CPA Firm.

                  (5) If the Final Adjustment Amount exceeds the Estimated Adjustment Amount, then CCI shall pay to Holdings an amount equal to such excess by wire transfer of immediately available funds. If the Estimated Adjustment Amount exceeds the Final Adjustment Amount, then Holdings shall pay to CCI an amount equal to such excess by wire transfer of immediately available funds. Any such payment of immediately available funds shall be made within ten (10) business days following the determination of the Final Adjustment Statement pursuant to Section 2.04(a)(iii) hereof.

         (2)      Subscriber Adjustment.

                  (1) Within ninety (90) days after the Closing Date, Holdings shall prepare, or cause to be prepared, and deliver to CCI a statement setting forth the number of Basic Subscribers of the CATV Business as of the Closing Date (such number, the "Basic Subscriber Amount"), which statement (the "Preliminary Basic Subscriber Statement") shall be prepared in conformity with the definition of Basic Subscriber contained herein. CCI shall cooperate in providing to Holdings access, upon reasonable notice, to all relevant books, records and personnel of the CATV Business in order to facilitate the preparation of the Preliminary Basic Subscriber Statement.

                  (2) During the 30-day period following the delivery of the Preliminary Basic Subscriber Statement to CCI, CCI shall have (x) the right to examine the Preliminary Basic Subscriber Statement and all records used to prepare the Preliminary Basic Subscriber Statement and (y) access to copies of all other books, records and accounts of Holdings and such other information as CCI reasonably requests to allow CCI to examine the accuracy of the Preliminary Basic Subscriber Statement.

                  (3) In the event CCI determines that the Preliminary Basic Subscriber Statement has not been prepared on the basis set forth in Section 2.04(b)(i) hereof, CCI shall so inform Transferor in writing ("CCI's Subscriber Objection"), setting forth a reasonably specific description of the basis of CCI's Subscriber Objection on or before the last day of the thirty (30) day period referred to in Section 2.04(b)(ii) hereof; provided, however, that such 30 day period shall not commence until Holdings has complied with its obligation under Section 2.04(b)(ii) hereof. If CCI delivers a CCI's Subscriber Objection, CCI and Holdings shall attempt to resolve the differences underlying CCI's Subscriber Objection within 30 days of the Holding's receipt thereof. If Holdings and CCI are unable to resolve all their differences within such 30-day period, they shall refer their remaining differences to the CPA Firm, who shall determine on the basis of the standard set forth in Section 2.04(b)(i) hereof and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Preliminary Basic Subscriber Statement requires adjustment. The CPA Firm will base its determination only on evidence brought to it by the parties and shall not conduct an audit. The CPA Firm shall deliver its written determination to CCI and Holdings no later than the 30th business day after the remaining differences underlying CCI's Subscriber Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon the parties. The fees and disbursements of the CPA Firm shall be allocated between CCI and Holdings in the same proportion that the aggregate number of any disputed Basic Subscribers submitted to the CPA Firm that is unsuccessfully disputed by each (as finally determined by the CPA Firm) bears to the total amount of any Basic Subscribers so submitted. CCI and Holdings shall make readily available to the

CPA Firm all relevant invoices, books and records and any work papers relating to the Preliminary Basic Subscriber Statement and all other items reasonably requested by the CPA Firm.

                  (4) The "Final Basic Subscriber Statement" shall be (1) the Preliminary Basic Subscriber Statement in the event that (x) CCI's Subscriber Objection is not delivered to Holdings in the period set forth in Section 2.04(b)(ii) hereof; or (y) Holdings and CCI so agree; or (2) the Preliminary Basic Subscriber Statement, as adjusted by either (x) the agreement of Holdings and CCI or (y) the CPA Firm.

                  (5) If the number of Basic Subscribers included in the Final Basic Subscriber Statement is less than the number of Basic Subscribers in the Minimum Subscriber Threshold and less than the number of Basic Subscribers included in the Basic Subscriber Estimate, then the Holdings shall pay to CCI an amount equal to the product of $3,557 and the difference between (1) the number of Basic Subscribers included in the Basic Subscriber Estimate (but not above the number of Basic Subscribers in the Minimum Subscriber Threshold) and (2) the number of Basic Subscribers included in the Final Basic Subscriber Statement by wire transfer of immediately available funds. If the number of Basic Subscribers included in the Final Basic Subscriber Statement is more than the number of Basic Subscribers included in the Basic Subscriber Estimate and the number of Basic Subscribers in the Basic Subscriber Estimate was less than the number of Basic Subscribers in the Minimum Subscriber Threshold, then CCI shall pay to Holdings an amount equal to the product of $3,557 and the difference between (1) the number of Basic Subscribers included in the Final Basic Subscriber Statement (but not above the number of Basic Subscribers in the Minimum Subscriber Threshold) and (2) the number of Basic Subscribers included in the Basic Subscriber Estimate by wire transfer of immediately available funds. Any such payment of immediately available funds shall be made within ten (10) business days following the determination of the applicable amount.

         (3) Payment. The payment by wire transfer of immediately available funds pursuant to this Section 2.04 shall result in an increase or decrease to the Acquisition Value, as applicable, equal to the amount of such payment.

         2.5 Sales and Transfer Taxes. CCI and Holdings shall equally be responsible for all sales and use taxes, transfer taxes and FCC filing fees, if any, arising from the Merger and for all filing fees payable with respect to filings by CCI and Holdings under the HSR Act and Rules.

         2.6 Directors of Michigan. At the Effective Time, the directors of Michigan shall resign from their positions as such.

         2.7 Officers of Michigan. At the Effective Time, the officers of Michigan shall resign from their positions as such.

         2.8 Surrender and Payment. Upon surrender by Holdings for cancellation of a certificate formerly representing Capital Stock of Michigan, CCI will deliver to Holdings the portion of the Equity Consideration to be delivered on the Closing Date registered in such names and denominations as Holdings shall reasonably request. After the Effective Time and until so surrendered, the Capital Stock of Michigan shall represent for all purposes only the right to receive the portion of the Equity Consideration to be delivered on the Closing Date.

         2.9 Charter of CCI. The certificate of incorporation of CCI in effect at the Effective Time will, from and after the Effective Time, be the certificate of incorporation of CCI unless and until amended in accordance with its terms and the DGCL.

         2.10 By-laws of CCI. The by-laws of CCI in effect at the Effective Time will, from and after the Effective Time, be the by-laws of CCI unless and until amended in accordance with their terms and the DGCL.

         2.11 Directors and Officers of CCI. The directors and officers of CCI in office at the Effective Time will, from and after the Effective Time, continue as the directors and officers of CCI in accordance with the terms of the organizational documents of CCI and the DGCL.

30       REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND MICHIGAN.

         To induce CCI to enter into this Agreement and the Registration Rights Agreement, Holdings and Michigan represent and warrant to CCI as follows:

         3.1 Organization and Authority. Holdings is a corporation duly organized, validly existing and in good standing, under the laws of the state of Delaware, and is duly qualified to conduct business and in good standing in the jurisdiction where the nature of its business requires such qualification. Michigan is a corporation duly organized, validly existing and in good standing, under the laws of the state of Delaware, and is duly qualified to conduct business and in good standing in the jurisdiction where the nature of its business requires such qualification. As of the Closing Date, New LLC will be a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Michigan, and will be duly qualified and in good standing in the jurisdictions where the nature of its business requires such qualification.

         3.2 Legal Capacity; Approvals and Consents.

         (1) Authority and Binding Effect. Subject to Section 9.02 hereof and the consents and approvals set forth on Schedule 3.02, Holdings and Michigan have duly taken all requisite corporate power and authority to execute, deliver and perform this Agreement and the Registration Rights Agreement and to approve, adopt and consummate the Merger. Holdings and Michigan have duly taken all corporate and shareholder actions necessary to authorize the execution, delivery and performance of this Agreement and the Registration Rights Agreement. Without limiting the foregoing, any actions of the directors and stockholders of Holdings and Michigan required to approve and adopt this Agreement have been duly taken in accordance with the requirements of the DGCL and no further action of the directors or stockholders of Holdings or Michigan is required in order to consummate the Merger. This Agreement has been duly executed and delivered by Holdings and Michigan and is the valid and binding obligation of Holdings and Michigan enforceable against Holdings and Michigan in accordance with its terms, except as such enforceability may be affected by laws of bankruptcy, insolvency, reorganization and creditors rights generally and by the availability of equitable remedies. The Registration Rights Agreement, when executed and delivered, will be duly executed and delivered and will be the valid and binding obligation of Holdings enforceable in accordance with its terms, except as such enforceability may be affected by laws of bankruptcy, insolvency, reorganization and creditors rights generally and by the availability of equitable remedies.

         (2) No Breach. Subject only to obtaining the consents and approvals set forth on Schedule 3.02, the execution, delivery and performance of this Agreement and the Registration Rights Agreement, does not, and will not, contravene the relevant organizational documents of Holdings or Transferor, and does not, and will not: (i) conflict with or result in a breach or violation by Transferor of, constitute a default by Transferor under, or result in the termination, suspension, modification or impairment of any CATV Instrument, Law, Judgment, or Contract that is material to the CATV Business with respect to which Transferor is a party or by which Transferor, the CATV Business or any of the Acquired Assets is subject or bound or may be affected; or (ii) create or impose any Encumbrance upon any of the Acquired Assets that is material to the CATV Business other than a Permitted Encumbrance.

         (3) Required Consents. Except for the parties listed on Schedule 3.02, there is no approval or consent of Governmental Authorities or, to Holdings' or Michigan's knowledge, of other third parties, that is legally or contractually required or otherwise is necessary in connection with the execution, delivery or performance by Holdings and Michigan of this Agreement and by Holdings of the Registration Rights Agreement except where failure to obtain such consent or approval or the failure to make such filing would not reasonably be expected to materially adversely affect the CATV Business.

         3.3 Financial Statements. Holdings has delivered to CCI true and complete copies of the statements of income of Transferor for the year ending December 31, 1998 (the "Income Statement"). The Income Statement was prepared in accordance with GAAP except for certain items that would require reclassification and certain expenses as described in the Income Statement and presents fairly in all material respects the results of its operations for the period then ended. Holdings has also provided to CCI a balance sheet and income statement as of September 30, 1999 (the "Interim Financial Statements"), which Interim Financial Statements were prepared in accordance with the practices customarily followed by Transferor in preparing its interim statements and, subject to normal year-end adjustments and the procedures followed in interim statements, present fairly in all material respects the financial position and results of operation of Transferor as at the dates and for the period indicated and in the case of the income statement, are stated on a basis generally consistent with the Income Statement.

         3.4 Changes in Operation. Except for conditions affecting the cable television industry as a whole or in the State of Michigan and except for the transfer by Michigan to New LLC of the CATV Business or the transfer by Michigan of a Retained Franchise in accordance with Section 9.07(a), (i) since November 30, 1999, Transferor has operated the CATV Business only in the ordinary course of business in all material respects consistent with past practices, and no material assets previously used therein have been disposed of except in the ordinary course of business, and (ii) since the date of the Interim Financial Statements there has been no material adverse change in the business, financial condition or results of operations of the Transferor.

         3.5 Taxes.  Except as disclosed on Schedule 3.05:

             (1) (i) all Tax Returns required to have been filed by or with respect to Transferor or any affiliated, consolidated, combined, unitary or similar group of which Transferor is or was a member (a "Relevant Group") have been duly and timely filed (including any extensions), and each such Tax Return correctly and completely in all material respects reflects the Tax liability and all other information required to be reported thereon; (ii) all Taxes due and payable by Transferor or claimed to be due by any Governmental Authority, have been paid or accrued on the balance sheet included in the Interim Financial Statements; and (iii) all such Tax Returns are true, complete and correct in all material respects.

               (2) Transferor has not incurred any material liability for Taxes other than as reflected on the balance sheet included in the Interim Financial Statements. The unpaid Taxes of Transferor (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for liability for income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of Transferor's balance sheet included in the Interim Financial Statements and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date.

               (3) Neither Transferor nor any Relevant Group has requested an extension of the time within which to file any Tax Return. No claim has ever been made by a Governmental Authority of any jurisdiction in which the Transferor or any member of any Relevant Group does not file Tax Returns that Transferor or such member is or may be subject to taxation by that jurisdiction.

               (4) Transferor and each member of any Relevant Group have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

               (5) Holdings does not have knowledge of any actions by any Governmental Authority in connection with assessing additional Taxes against or in respect of Transferor or any Relevant Group for any past period. To the knowledge of Holdings and Transferor, there is no dispute or claim concerning any Tax liability of Transferor (i) either threatened, claimed or raised by any Governmental Authority or (ii) of which Holdings is otherwise aware. There are no Encumbrances for Taxes upon the Acquired Assets other than Encumbrances for Taxes not yet due.
         Schedule 3.05 indicates those Tax Returns, if any, of Transferor or of any Relevant Group that have been audited or examined by Governmental Authorities, and indicates those Tax Returns of Transferor or of any Relevant Group that currently are the subject of audit or examination.

               (6) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, Transferor or with respect to any Tax assessment or deficiency affecting Transferor or any Relevant Group.

               (7) Neither Transferor nor any Relevant Group has (i) received any written ruling related to Taxes that would have an impact on Transferor or (ii) entered into any agreement with a Governmental Authority relating to Taxes.

               (8) Transferor has no liability for the Taxes of any Person other than Transferor (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law),
         (ii) as a transferee or successor, (iii) by contract or (iv) otherwise. Transferor

         (i) has neither agreed to make nor is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

               (9) Transferor is not a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement. Transferor is not involved in, subject to, or a party to any joint venture, partnership, contract or other arrangement that is treated as a partnership for federal, state, local or foreign income Tax purposes.

               (10) Transferor was not included in, and is not includible in, the Tax Return of any Relevant Group with any corporation other than such a return of which Cablevision Systems Corporation is the common parent corporation.

               (11) Transferor has not made any payments, is not obligated to make any payments, nor is a party to any contract that under certain circumstances could require it to make any payments that are not deductible as a result of the provisions set forth in Section 280G of the Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Code.

               (12) There is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, tax credits or other similar items (collectively, "Tax Attributes") of, or allocable to, Transferor under Sections 382, 383, 384 and 1502 of the Code and Treasury regulations promulgated thereunder. Schedule 3.05 lists the amounts and expiration dates of all Tax Attributes of (or allocable to) Transferor as of January 1, 2000.

               (13) All material elections with respect to income Taxes affecting Transferor are set forth in Schedule 3.05.

               (14) Transferor is not nor, has it ever been, a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code.

         3.6 Acquired Assets. With respect to the Acquired Assets, Holdings and Michigan make the following warranties and representations:

               (1) Title; Encumbrances. Except for Permitted Encumbrances, Transferor has, or will have at Closing: (i) good and marketable title to all of the Acquired Assets constituting material tangible personal property and (ii) the right and authority (subject to the required consents specified herein) to transfer to CCI all of Transferor's right, title and interest in and to the other material personal property or rights included in the Acquired Assets.

               (2) Real Property. Schedule 3.06(b) (i) sets forth, as of the date thereon, a list of all Owned Property and Leased Property owned or leased by Transferor in connection with the operation of the CATV Business as conducted as of such date, including a description of the use thereof, (ii) identifies such property as Owned Property or Leased Property, and (iii) is correct in all material respects as of the date set forth thereon. Except for ordinary wear and tear and routine repairs, all of the material improvements, leasehold improvements and the premises of the Real Property are in good condition and repair and are suitable in all material respects for the purposes used by Transferor. Each parcel of Real Property (1) has a means of ingress and egress, (2) except as set forth on Schedule 3.06(b), conforms in all material respects in its current use and occupancy to all material zoning requirements, (3) conforms in all material respects in its current use to all restrictive covenants, if any, or other Encumbrances affecting all or part of such parcel, and
         (4) is available for immediate use in the conduct of the business or operations of the CATV System. There are not pending any condemnation, expropriation, eminent domain or similar proceedings of which Transferor has received notice or has knowledge affecting, in any material respect, all or any portion of the Real Property. Except as set forth in Schedule 3.06(b), Transferor has good and marketable title to each material parcel of Real Property included in its Owned Property (or, in the case of Leased Property, valid and enforceable leasehold interests in each such parcel of real property), in each case free and clear of all Encumbrances except for Permitted Encumbrances. Transferor has made available to CCI copies of (i) all deeds, leases and material easements under which Transferor obtained an interest in Real Property and (ii) all title reports and commitments and surveys with respect to Real Property, in each case, to the extent Transferor has such in its possession.

               (3) Acquired Assets. The Acquired Assets and the Excluded
         Assets include all material assets used by Transferor to conduct the CATV Business as it is presently being conducted. For the avoidance of doubt, CCI agrees with Holdings that Transferor shall be permitted to convey the Excluded Assets to another Person prior to Closing without breaching any representation, warranty, covenant or agreement in this Agreement.

               (4) Environmental Matters. Except as disclosed on Schedule 3.06(d), to Transferor's knowledge: (i) the Acquired Assets are in compliance in all material respects with applicable Environmental Law;
         (ii) Transferor has not received any written notice from any Governmental Authority alleging that the Acquired Assets are in violation of any applicable Environmental Law; (iii) the Acquired Assets are not the subject of any court order, administrative order or decree arising under any Environmental Law; (iv) the Acquired Assets have not been used by Transferor for the generation, storage, discharge or disposal of any Hazardous Substances except as permitted under applicable Environmental Laws ; and (v) there has not been a release, discharge or escape of any Hazardous Substance caused by Transferor, nor to Transferor's knowledge is any Hazardous Substance present, in the soil, ground water or any surface water at or about the Acquired Assets. Transferor has made available to CCI all environmental assessments or environmental reports in its possession related to the Acquired Assets or any Real Property included therein.

               (5) The material tangible personal property included within the Acquired Assets is in good operating condition and repair, except for ordinary wear and tear.

               (6) Schedule 1.01(a) contains a list, accurate and complete in all material respects as of the date thereof, of all franchises and CATV Licenses, together with the name of the issuing body or authority therefor, the date of issuance and the expiration date of each such CATV Instrument and the territory covered thereby. A true and complete copy of each franchise and CATV License listed on Schedule 1.01(a) as in effect on the date hereof has been made available to CCI. Except as set forth on Schedule 1.01(a), Transferor is not providing cable service to any area except pursuant to a valid and unexpired franchise.

               (7) Except as may otherwise be imposed pursuant to any Law which applies to the cable television industry generally or in the State of Michigan or as set forth on Schedule 3.06(g), to the knowledge of the Transferor (which knowledge includes the knowledge of the system manager for the CATV System), the CATV Instruments listed in Schedule 1.01(a) contain all of the material commitments and obligations of Transferor to the applicable Governmental Authorities with respect to the construction, development, ownership, lease and operation of the CATV System. Transferor has not received any written notice of any material dispute as to the interpretation of any material provision of any CATV Instrument.

               (8) There is no legal action, governmental proceeding or investigation pending, or to Transferor's knowledge threatened, to terminate, suspend, modify or refuse to renew any franchise included in the CATV Instruments. Transferor has not received any written notice that it is, or is alleged to be, in breach or default in any material respect under, or that there is, or is alleged to be, any basis for the termination of, any franchise included in any CATV Instrument. The foregoing representation and warranty specifically excludes (i) matters (including economic, competitive and regulatory) affecting the economy or CATV system operators generally or in the State of Michigan and (ii) matters undertaken or pending before Congress, the FCC, the Copyright Royalty Tribunal, or any state governmental authority in Michigan that would have applicability to CATV systems in general but to which the Transferor is not expressly a party.

         3.7 The CATV Business. With respect to the CATV Business, Holdings and Michigan make the following warranties and representations:

               (1) As of December 31, 1999, the CATV Business included not less than 48,400 Basic Subscribers.

               (2) Schedule 3.07(b) contains a complete list of all material contracts in effect on the date of this Agreement. As used in this
         Section 3.07(b), the term "material contracts" means any Contract requiring in any calendar year payments aggregating $100,000 or more and that cannot be terminated on 30 days' notice without liability.

               (3) Transferor holds, or will hold at Closing, all of the franchises (other than, at the Closing, the Retained Franchises transferred pursuant to Section 9.07), permits and licenses reasonably necessary to enable it to operate the CATV Business as presently conducted in all material respects. Transferor is in material compliance with the terms and conditions of all such CATV Instruments. Except as disclosed in Schedule 3.07(c), Transferor has not received any notice of any claimed or purported default in any CATV Instruments and there are no proceedings pending, or, to the knowledge of Transferor, threatened, to cancel, modify or change any such CATV Instruments.

               (4) Except as set forth in Schedule 3.07(d), the CATV Business is conducted by Transferor in material compliance with all applicable laws, regulations and other requirements of Governmental Authorities, CATV Instruments, CATV Licenses and Contracts, including, but not limited to, compliance in all material respects with the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Communications Act"). Except as set forth in Schedule 3.07(d), Transferor has submitted to the FCC all filings, including, but not limited to, cable television registration statements, annual reports and aeronautical frequency usage notices, that are required under the rules and regulations of the FCC and the CATV Business is in compliance with all signal leakage criteria prescribed by the FCC for each relevant reporting period. Transferor has made available to CCI copies of all reports and filings for the past year, made or filed pursuant to FCC rules and regulations.

               (5) Except as set forth in Schedule 3.07(e), Transferor has filed all semi-annual statements of account and paid all compulsory licensing fees required by Section 111 of the Copyright Act of 1976, and the rules, regulations and orders of the Copyright Office of the Library of Congress promulgated thereunder (collectively, the "Copyright Act"), with respect to the CATV Business, for the three years preceding the date of the Agreement.

               (6) Schedule 3.07(f) sets forth with respect to the CATV
         Business the approximate number of plant miles (aerial and underground) for each head-end, the approximate bandwidth capability of each head-end, the stations and signals carried by each head-end and the channel position of each such signal and station, which information is true and correct in all material respects, in each case as of the applicable dates specified therein and subject to any qualifications set forth therein.

         3.8   Labor Contracts and Actions.

         (1) Transferor is not a party to any Contract with any labor organization, nor has Transferor agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the employees of Transferor with respect to the operation of the CATV Business.

         (2) As of the date of this Agreement, Transferor is not experiencing any strikes, work stoppages, significant grievance proceedings or, to the knowledge of Transferor, claims of unfair labor practices filed with respect to the operation of the CATV Business.

         3.9 Employee Benefit Plans. There are no liens against the Acquired Assets under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA. At the Closing, neither CCI nor any of its ERISA Affiliates will have any obligation to contribute to, or any liability in respect of any Benefit Plans. With respect to any plan subject to Title IV of ERISA, to which Transferor or any of its ERISA Affiliates is or ever was obligated to contribute during the preceding three years, (a) there has been no material "reportable event" described in Sections 4043(c) of ERISA, for which the 30-day reporting requirement has not been waived, (b) no "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred, or exists or and is continuing with respect to any such plan, (c) no such plan has been terminated other than in accordance with ERISA or at a time when such plan was not sufficiently funded, and (d) there has been no (i) withdrawal by Transferor or any of its ERISA Affiliates that is a substantial employer from a single-employer plan and that has two or more contributing sponsors at least two of whom are not under common control, as referred to in Section 4063(b) of ERISA, or (ii) cessation by Transferor or any of its ERISA Affiliates of operations at a facility causing more than 20% of plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA. Neither Transferor nor any ERISA Affiliate has incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA. With respect to any plan maintained, sponsored by, or contributed to by Transferor, which is intended to comply with the provisions of
Section 401(k) of the Code, and from which any qualified plan maintained or sponsored by CCI or any of its ERISA Affiliates accepts a plan-to-plan transfer under Section 414(1) of the Code, (i) such plan has received a favorable determination letter from the Internal Revenue Service, and Transferor does not have any knowledge of any fact which could adversely affect the qualified status of such plan, and (ii) such plan has been administered and maintained in compliance in all material respects with ERISA, the Code and all other Laws.

         3.10 Contracts. Except as set forth in Schedule 3.10, there are no defaults by Transferor under the material contracts (as defined in Section 3.07(b)) (nor has Transferor received written notice of a threatened default or notice of default), and Transferor knows of no material default by any other party to such contracts.

         3.11 Legal and Governmental Proceedings and Judgments. Except as set forth on Schedule 3.11, there is no legal action or proceeding, pending or, so far as is known to Transferor, any investigation pending or threatened against Transferor, the CATV Business or the Acquired Assets, nor is there any Judgment outstanding against Transferor or to or by which Transferor, any of the Acquired Assets or the CATV Business is subject or bound, which results in, or would reasonably be expected to result in, any material modification, termination, suspension, impairment or reformation of any CATV Instrument or material contract (as defined in Section 3.07(c)) or any material right or privilege thereunder. The foregoing representation and warranty specifically excludes (i) matters (including economic, competitive and regulatory) affecting the economy or CATV system operators generally or in the State of Michigan and (ii) matters undertaken or pending before Congress, the FCC, the Copyright Royalty Tribunal, or any state governmental authority in the State of Michigan that would have applicability to CATV systems in general but to which the Transferor is not expressly a party.

         3.12 Finders and Brokers. Holdings has employed Waller Capital Corporation as its broker in the sale provided herein and will pay and discharge the claim thereof for commission or expense reimbursement in connection therewith. Neither Holdings nor Michigan has entered into any other contract, arrangement or understanding with any Person or firm, nor is either of them aware of any claim or basis for any claim based upon any act or omission of Holdings or any of its affiliates, which may result in the obligation of CCI to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         3.13 Intangible Property. Except as set forth on Schedule 3.13, (a) Transferor owns or possesses licenses or other rights to use all material Intangible Property reasonably necessary to the operation of the CATV Business as presently conducted without any material conflict with, or infringement of, the rights of others, and (b) there is no claim pending or, to the Transferor's knowledge, threatened with respect to any such Intangible Property.

         3.14 Insurance. Schedule 3.14 is a list, accurate and complete in all material respects, of insurance policies in full force and effect with respect to Transferor as of December 31, 1999, and

Transferor has not received any notice of non-renewal or cancellation of such insurance policies. Except as Transferor may determine, in the exercise of its business judgment, Transferor will maintain such insurance policies in full force and effect up to and including the Closing Date.

         3.15 As of September 30, 1999, Inventory was at a level consistent with past practises.

         3.16  Overbuilds. As of the date hereof, except as set forth on
Schedule 3.16, there are no material competing activated wired cable television services offered by other cable television operators, or, to the knowledge of Transferor, any local competing "wireless cable" system or "open video" system, in the areas actually served by the CATV System. To Transferor's knowledge as of the date hereof, except as set forth on Schedule 3.16, no competing franchises have been issued to other persons to operate cable television systems in the areas served by the CATV Systems and to Transferor's knowledge no formal applications to obtain such competing franchises are pending.

         3.17 Rebuild. The Rebuild, which is described in Schedule 1.01(g) with respect to the time frame therefor and the costs associated therewith, complies in all material respects with all material provisions applicable thereto contained in any franchise.

         3.18 Acquisition of Right. Holdings and Transferor are not aware of, and have no reason to believe there is, any reason relating to Transferor that any Governmental Authority or other party whose consent is required or contemplated hereunder, would refuse to consent to the transfer of CATV Instruments or any rights to CCI hereunder or would condition granting of any such consent on the performance by Holdings, Transferor or CCI of any material obligation not expressly set forth herein.

         3.19  Securities Laws Matters.

         (10   Holdings (i) understands that the Equity Consideration has not been registered under the Securities Act or under any state securities law or blue sky law of any jurisdiction ("Blue Sky Law") and that the Equity Consideration is being offered and sold in reliance upon federal and state exemptions for transactions not involving a public offering; (ii) is an "accredited investor" as that term is defined under Rule 501 promulgated under the Securities Act; (iii) has received the CCI SEC Documents and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Equity Consideration; (iv) is able to bear the economic risk of holding the Equity Consideration; and (v) is acquiring the Equity Consideration solely for investment and not with a view to the distribution or resale thereof; provided that, in each case, Holdings may sell the Common Stock pursuant to an effective registration statement, may sell all or any part of the Equity Consideration pursuant to an exemption from registration under the Securities Act or may enter into transactions which have the effect of "monetizing" or hedging its ownership of the Equity Consideration (provided any such sale or transfer of the Equity Consideration is exempt from registration under the Securities Act or, if not exempt, would be registered under the terms of the Registration Rights Agreement). The term "solely for investment" used in this Section has the meaning given to that term for purposes of determining the availability of an exemption from registration under Section 4(2) of the Securities Act.

         (20   CCI understands that Holdings and its affiliates intend, and nothing in this Section 3.19 shall restrict in any way the ability of Holdings or its affiliates, to issue securities which may be convertible into or exchangeable for all or a portion of the Common Stock (provided any such sale or transfer of the Equity Consideration is exempt from registration under the Securities Act or, if not exempt, would be registered under the terms of the Registration Rights Agreement).

         3.20 Basis of the Acquired Assets. The basis for U.S. federal and state income tax purposes of the Acquired Assets is, and at the Closing will be, not less than $7,000,000, less the basis for such purposes of any Retained Franchises.

         3.21 Title to Capital Stock. Holdings has good and valid title to the Capital Stock of Michigan, free and clear of all Encumbrances. As of Closing, Michigan will have good and valid title to the Capital Stock of New LLC, free and clear of all Encumbrances.

4.       REPRESENTATIONS AND WARRANTIES OF CCI.

         To induce Holdings and Michigan to enter into this Agreement and the other Transaction Documents, CCI represents and warrants to Holdings and Michigan as follows:

         4.1 Organization; Authority. CCI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. CCI has the requisite power and authority to conduct its activities as such activities are currently conducted and to execute, deliver and perform this Agreement and the Registration Rights Agreement. CCI is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which such qualification is necessary.

         4.2 Authorization and Binding Obligation. (1) The execution, delivery, and performance by CCI of this Agreement and the Registration Rights Agreement and the consummation of the Merger have been duly authorized by all necessary corporate, stockholder and other action on the part of CCI. Without limiting the foregoing, any actions of the directors and stockholders of CCI required to approve and adopt this Agreement have been duly taken in accordance with the requirements of the DGCL and no further action of the directors or stockholders of CCI is required in order to approve, adopt or consummate the Merger. This Agreement has been duly executed and delivered by CCI and constitutes the legal, valid, and binding obligation of CCI, enforceable against CCI in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally or by judicial discretion in the enforcement of equitable remedies. The Registration Rights Agreement, when executed and delivered at Closing, will be duly executed and delivered and will constitute the legal, valid, and binding obligation of CCI, enforceable against CCI in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally or by judicial discretion in the enforcement of equitable remedies.

         4.3 No Conflict; Required Consents. Except for approval under the HSR Act and Rules, and except for any Required Consents of Transferor whether or not set forth on Schedule 3.02, the execution and delivery by CCI of, the performance by CCI under, and the consummation of the transactions contemplated by, this Agreement and the Registration Rights Agreement do not and will not:
(i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of CCI; (ii) contravene, conflict with or result in a breach or violation by CCI of, or constitute a default by CCI under any Law, Judgment, Contract, arrangement, agreement, instrument, obligation or understanding to which CCI is a party or by which CCI is subject or bound or may be affected; (iii) result in the creation or imposition of any Encumbrance on any asset of CCI; or (iv) cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which CCI is entitled under (1) any provision of any contract, arrangement, agreement or instrument binding upon CCI or (2) any license, franchise, permit, certificate, approval or other similar authorization held by, affecting, or relating in any way to the assets or business of CCI.

         4.4 Finders and Brokers. Neither CCI nor any Person acting on behalf of CCI has employed any financial advisors broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement, except any of the foregoing that will be paid in full by CCI.

         4.5 Private Offering. The offer, issuance and delivery to Holdings of the Equity Consideration is exempt from registration under the Securities Act.

         4.6 Investment Company. CCI is not, and upon consummation of the transactions contemplated by this Agreement will not be, an "investment company" required to register as such under the Investment Company Act of 1940, as amended.

         4.7 Claims and Litigation. Except as set forth in the CCI SEC Documents, there is no litigation pending or, to CCI's knowledge, threatened against CCI which would reasonably be expected to materially adversely affect the business, financial condition or results of operations of CCI and the subsidiaries of CCI, or materially adversely affect the ability of CCI to perform its obligations under this Agreement or the Registration Rights Agreement, nor is there outstanding any order, decree or judgment against CCI that, if adversely determined, would reasonably be expected to materially impair CCI's ability to perform its obligations under this Agreement or the Registration Rights Agreement.

         4.8 Absence of Certain Changes. Except for conditions affecting the cable television industry as a whole, or in the states in which CCI operates, since September 30, 1999, there has not been any material adverse change in the financial condition, properties, business or results of operations of CCI and the subsidiaries of CCI or any material adverse event or development or combination of events or developments that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of CCI and the subsidiaries of CCI or materially adversely effect the ability of CCI to perform its obligations under this Agreement or the Registration Rights Agreement.

         4.9 Compliance with Laws and Court Orders. CCI is in compliance in all material respects with all Laws applicable to it. CCI has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business.

         4.10  CCI Capital Stock.

         (10   The authorized Capital Stock of CCI consists of (i) 1.75 billion shares of Common Stock, (ii) 750 million shares of Class B common stock, par value $.001 per share ("CCI Class B Common Stock") and (iii) 250 million shares of preferred stock ("CCI Preferred Stock"). All outstanding shares of Capital Stock of CCI have been duly authorized and validly issued and are fully paid and nonassessable.

         (20   The Equity Consideration has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

         (30   Except as set forth in this Section 4.10 or on Schedule 4.10, as of March 1, 2000 (or, with respect to employee stock options, February 14, 2000) , there are outstanding (i) no shares of Capital Stock or Voting Stock of CCI, (ii) no securities of CCI convertible into or exchangeable for shares of Capital Stock or Voting Stock of CCI and (iii) no options or other rights to acquire from CCI, and no obligation of CCI to issue, any Capital Stock or securities convertible into or exchangeable for Capital Stock of CCI. The securities described in clauses (a) and (c) of this Section 4.10 and the securities referred to in CCI's SEC Documents are referred to collectively as the "CCI Securities". Except pursuant to the terms of the CCI Securities, there are no outstanding obligations of CCI or any subsidiary of CCI to repurchase, redeem or otherwise acquire any CCI Securities.

         4.11 No Vote Required. No vote of the holders of any class or series of Capital Stock of CCI is necessary to approve this Agreement or the Registration Rights Agreement, or the transactions contemplated hereby or thereby.

         4.12  SEC Filings; Financial Information.

         (10   CCI has filed with the SEC (i) CCI's quarterly report on Form
10-Q for the quarter ended September 30, 1999, including all amendments thereto; and (ii) all of its other reports, statements, schedules and registration statements required to be filed with the SEC since September 30, 1999 (the documents referred to in this Section 4.12(a), as amended, collectively, the "CCI SEC Documents").

         (20   As of its filing date, each CCI SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act or Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder, except as the same may have been corrected, updated or superceded by means of a subsequent filing with the SEC prior to the date this representation is made.

         (30   As of its filing date, none of the CCI SEC Documents filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except as the same may have been corrected, updated or superceded by means of a subsequent filing with the SEC prior to the date this representation is made.

         (40   None of the CCI SEC Documents that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except as the same may have been corrected, updated or superceded by means of a subsequent filing with the SEC prior to the date this representation is made.

         4.13 Existing Registration Rights Agreements. CCI has delivered to Holdings (or filed as exhibits to the CCI SEC Documents) copies of all agreements existing as of the date hereof pursuant to which CCI may be required to file a registration statement under the Securities Act on behalf of any holders of CCI Securities.

         4.14 Transfers of New LLC. Each limited liability company subsidiary of Charter Holdco to which Charter Holdco may contribute its 100% interest in New LLC pursuant to Section 2.02 hereof will be treated for federal income tax purposes as a disregarded entity with respect to Charter Holdco under Treasury Regulations Section 301.7701-3(b)(1)(ii).

5.       COVENANTS PENDING CLOSING.

         5.1 Business of Transferor. From the date hereof to the Closing Date, and except as otherwise consented to or approved by CCI in writing (which consent shall not be unreasonably withheld), Holdings covenants and agrees as follows:

               (10    Business in Ordinary Course. Except as otherwise provided
         herein (including, without limitation, the transfer of the Excluded Assets and the transfer or termination of the Excluded Liabilities pursuant to Section 5.11), Transferor shall conduct the CATV Business in the ordinary course (including, without limitation, in accordance with the currently planned Rebuild Expenditure), consistent with past practices and will not engage in any material transaction, including, without limitation, entering into or amending in any material respect any CATV Instrument or Contract, or making any material advance or expenditure, other than in the ordinary course of business, or change in any material respect its business policies or practices. Except as otherwise provided herein (including, without limitation, the transfer of the Excluded Assets and the transfer or termination of the Excluded Liabilities pursuant to Section 5.11) Transferor shall use its reasonable commercial efforts to preserve the CATV Business intact (including the making of capital expenditures in the ordinary course of business), to retain the services of its present employees and agents, and to preserve its business relationships with, and the goodwill of, its customers, suppliers and others. Transferor shall pay before delinquent all taxes and other charges upon or against Transferor or any of its properties or income, file when due all tax returns and other reports required by Governmental Authorities and pay when due all liabilities except those which it chooses to contest in good faith and by appropriate proceedings.

               (20    Books and  Records.  Transferor  shall  maintain  its
         books, accounts and records in the usual, regular and ordinary manner.

               (30    Litigation During Interim Period. Transferor will advise
         CCI in writing promptly of the assertion, commencement or threat of any claim, litigation, labor dispute, proceeding or investigation in which Transferor is a party or by which the Acquired Assets or

         CATV Business may be affected or which relates to the transactions contemplated hereby and which would reasonably be expected to have a Transferor Material Adverse Effect.

               (40    Material  Contracts.  Transferor  shall deliver to CCI
         copies of all material contracts (as defined in Section 3.07(b)) that are entered into prior to the Closing.

         5.2   Access to Information.

         (10   Access by CCI. Between the date of this Agreement and the
Closing Date, CCI and its agents shall have reasonable access during normal business hours to all of the properties, books, reports, records, CATV Instruments and Contracts of Transferor, and Transferor shall furnish CCI with all information it may reasonably request. Holdings will make available for inspection by CCI prior to Closing during normal business hours and upon reasonable notice complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, Transferor and any Relevant Group since the fiscal year ended December 31, 1994. All information obtained by CCI pursuant to this Agreement and in connection with the negotiation hereof shall be used by CCI solely for purposes related to this Agreement and the acquisition of the Acquired Assets and, in the case of non-public information, shall, except as may be required for the performance of this Agreement or by Law, be kept in strict confidence by CCI in accordance with the terms of the Confidentiality Agreement dated October 4, 1999 between CCI and Cablevision Systems Corporation.

         (20   Access by Holdings. Between the date of this Agreement and the
Closing, Holdings and its agents shall have reasonable access during normal business hours to the records, business and accounts of CCI as Holdings may reasonably deem necessary or desirable in connection with its investment in the Equity Consideration. Subsequent to the Closing, CCI shall preserve and give to Holdings reasonable access during normal business hours to all of the books, reports, records, CATV Instruments and Contracts from files and records transferred to CCI at the time of Closing, for the purposes of the preparation of financial statements, the preparation of tax returns, the preparation of the Preliminary Adjustment Statement, Basic Subscriber Estimate, the defense of any claims asserted or which may be asserted with respect to which Holdings is the Indemnitor as contemplated by this Agreement, or other proper business purposes.

         5.3 Monthly Financial Statements. Between the date of execution and delivery of this Agreement and the Closing Date, Transferor shall deliver to CCI within forty (40) days after the end of the first full calendar month following the date hereof, copies of monthly management reports on operations in the form customarily prepared by Transferor with respect to the CATV Business. Transferor shall also deliver to CCI monthly reports of capital expenditures made with respect to the CATV System, including information with respect to the Rebuild Expenditure, in the form, to the extent and at such times as such reports are customarily prepared by Transferor.

         5.4 Notification of Certain Matters. Each party will promptly notify each other party of any fact, event, circumstance or action the existence or occurrence of which would cause such party or any other party hereto to be unable to satisfy a condition to Closing.

         5.5 Environmental Reports. Holdings agrees to permit CCI to perform, at its option and at its own expense, Phase I environmental site assessments and asbestos studies (the "Environmental

Reports") of the Real Property performed by one or more reputable environmental firms designated by CCI and acceptable to Holdings (an "Environmental Firm"); provided, however, that in the event that such Environmental Report indicates that a condition may exist which, if it did exist, would reasonably be expected to result in a condition to Closing not being satisfied, Holdings agrees to permit an Environmental Firm to perform, at CCI's expense, a Phase II environmental site assessment. CCI covenants (i) to provide copies of such Environmental Reports within ten (10) days of its receipt of any such reports and (ii) to notify Holdings of any adverse environmental conditions affecting the Real Property of which it has knowledge prior to Closing. Any environmental conditions uncovered as a result of performing the Environmental Reports or a Phase II environmental site assessment will not affect the Closing, unless as a result thereof, a condition precedent to Closing cannot be satisfied.

         5.6 Modifications to Rebuild. Transferor agrees to consider recommendations of CCI with respect to modifications of the rebuild of the CATV System contemplated by Schedule 1.01(g) and to make such modifications as Transferor shall determine in its discretion; provided, however, that (i) in no event shall Transferor be required to make any change that would cause it to be in violation or breach of any CATV Instrument or Contract or in violation of any Law to which it is subject; (ii) in the event any such change results in an increase in the amount expended by Transferor toward completing the rebuild above the Rebuild Expenditure, CCI agrees to pay to Holdings an amount equal to such excess, and (iii) in the event that Transferor makes any changes to the rebuild of the CATV System as are recommended by CCI and a Closing does not occur, CCI agrees to reimburse the Transferor for such amount as is necessary to restore the CATV System to the state in which it would have been had Transferor not made the requested modifications (the sum of any amounts to be paid by CCI under clauses (ii) and (iii), the "Rebuild Modification Amount"). The Rebuild Modification Amount, if any, shall be paid to Holdings at Closing as provided for in Section 2.02; provided, however, that if for any reason this Agreement is terminated and a Closing does not occur, CCI agrees to pay to Transferor, within ten (10) days of such termination, the Rebuild Modification Amount by wire transfer of immediately available funds.

         5.7 Lien Searches. Prior to the Closing, Transferor will obtain, at its expense, the results of a lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county where there exist any of its Owned Property or Equipment, and in the state and county where Transferor's principal offices are located, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company. Transferor will cooperate with CCI to remove any Encumbrance identified in such search that is not a Permitted Encumbrance.

         5.8 Covenants of CCI. Except as otherwise set forth in this Agreement, from and after the date hereof through the Closing Date, CCI shall not, nor shall it permit any subsidiary of CCI to:

               (10    amend CCI's certificate of incorporation or by-laws in any manner that is adverse to the rights of Holdings under this Agreement and disproportionate to the rights of holders of Common Stock;

               (20    take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of Transferor, Holdings or CCI to consummate the transactions contemplated by this Agreement;

               (30    consummate any Reorganization of CCI unless (a) Capital
         Stock of such surviving or resulting entity is designated as the Common Stock for all purposes hereof, (b) the common equity market capitalization of the Capital Stock of the surviving or resulting entity designated as the Common Stock equals or exceeds the common equity market capitalization of Common Stock immediately prior to the consummation of such transaction, and (c) such surviving or resulting entity agrees to assume all of the obligations of CCI under this Agreement;

               (40    take any action from and after the date hereof through the
         Closing Date that would cause or that would reasonably be expected to cause the number of shares of Common Stock to be delivered as the Equity Consideration to equal or exceed 10% of the number of issued and outstanding shares of Common Stock as of the Closing; or

               (50    agree or commit to do any of the foregoing.

         CCI will advise Holdings in writing promptly of the assertion, commencement or threat of any claim, litigation, labor dispute, proceeding or investigation in which CCI or its subsidiaries is a party and which could reasonably be expected to have a CCI Material Adverse Affect or which relates to the transactions contemplated hereby.

         5.9 Listing of Equity Consideration. CCI shall use its best efforts to have the Equity Consideration approved for quotation on the Nasdaq National Market on or prior to the Closing Date, subject only to official notice of issuance.

         5.10 Certificate of Merger. Holdings, Michigan and CCI covenant and agree to file or cause to be filed, the Certificate of Merger as provided in
Section 2.01(b).

         5.11 Excluded Assets and Excluded Liabilities. Prior to the Effective Time, Transferor shall (a) sell, transfer, assign, distribute or otherwise convey to another Person the Excluded Assets and (b) pay, transfer, extinguish or otherwise relieve itself of its obligation to pay the Excluded Liabilities, in each case in a manner that does not allow for any post-Closing liability (in the case of Excluded Liabilities) or right (in the case of Excluded Assets) on the part of CCI. Holdings shall be responsible for, and shall indemnify CCI and its affiliates with respect to, any Taxes arising from the transfers pursuant to this Section 5.11 and Section 9.07(a).

         5.12 Transfer of Acquired Assets to New LLC. Immediately prior to Closing, Michigan will contribute all of the Acquired Assets, to a newly formed Delaware limited liability company, New LLC, and New LLC will assume the Remaining Liabilities. When formed, New LLC shall be a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and will be treated for federal income tax purposes as a disregarded entity with respect to Michigan under Treasury Regulations Section 301.7701-3(b)(1)(ii) from the date of formation through the Closing Date.

         5.13 Formation of New LLC. Michigan shall form New LLC within 30 days of the date hereof.

         5.14 Franchise Renewal. Holdings shall use its reasonable best efforts to obtain the renewal for a period of at least three years of any franchise included in the CATV Instruments that on the date hereof does not have a remaining term of at least three years on terms that are not substantially more onerous than the terms of the Transferor's other franchises.

         5.15 Retransmission Consent Agreements. Within 30 days of the date hereof, Holdings shall prepare and deliver to CCI a list of retransmission consent agreements with respect to the CATV Business. In the event that CCI notifies Holdings in writing that it would like to have any of such retransmission consent agreements assigned to CCI, Holdings agrees to use reasonable efforts to cause such agreements to be assigned to CCI at Closing that by their terms are assignable without the consent of any other party thereto.

6.       DELIVERIES AT CLOSING.

         6.1 Deliveries by Holdings. At the Closing, Holdings will deliver or cause to be delivered to CCI:

               (10    A certificate signed by a senior officer of Holdings,
         dated as of the Closing, representing and certifying to CCI as to the matters set forth in Sections 7.03 and 7.04.

               (20    An opinion of Holdings' senior internal counsel or of
         outside counsel appointed by Holdings, substantially in the form of Exhibit B hereto.

               (30    Evidence that the waiting period under the HSR Act and
         Rules, if applicable, has expired or been terminated by appropriate order.

               (40    Evidence in a form and substance reasonably satisfactory
         to CCI that receipt of the consents and approvals listed on Schedule
         3.02 as required by Section 7.01 as conditions to the transactions contemplated hereunder have been obtained.

               (50    An opinion of Holdings' FCC counsel, substantially in
         the form of Exhibit C hereto.

               (60    A certificate signed by the Secretary or Assistant
         Secretary of Holdings, dated as of the Closing, certifying that attached to it are true and correct copies of all corporate action taken by or on behalf of Holdings to authorize Holdings' execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby and authorizing the Merger.

               (70    A  certificate  of good  standing of Holdings  issued by
          the Secretary of State of the State of Delaware.

               (80    The Registration Rights Agreement, duly executed by
         Holdings.

               (90    A certificate, dated the Closing Date, signed by the
         Secretary or an Assistant Secretary of Michigan certifying (i) that attached thereto is a true, complete and correct copy of Michigan's certificate of incorporation and by-laws and (ii) that attached thereto is a specimen of the stock certificate for the Capital Stock of Michigan.

               (100   The stock certificates and corporate records of Michigan.

         6.2 Deliveries by CCI. At the Closing, CCI will deliver or cause to be delivered to Holdings:

               (10    The Acquisition Value in the form of fully paid and
         non-assessable shares of Common Stock as provided in Section 2.02.

               (20    A certificate signed by a senior officer of CCI, dated as
         of Closing, representing and certifying to Holdings to the matters with respect to CCI set forth in Sections 8.03 and 8.04.

               (30    An opinion of CCI's Counsel, substantially in the form of
         Exhibit D hereto.

               (40    Evidence in a form and substance reasonably satisfactory
         to Transferor that the consents and approvals referred to in Section
         4.03 have been obtained.

               (50    Evidence that the waiting period under the HSR Act and
         Rules, if applicable, has expired or been terminated by appropriate order.

               (60    A certificate signed by the Secretary or Assistant
         Secretary of CCI, dated as of the Closing, certifying that attached to it are true and correct copies of all corporate action taken by or on behalf of CCI to authorize CCI's execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby and authorizing the Merger.

               (70    Certificate of good standing of CCI, CCI's Designee, if
         any, and, in the case of CCI, a long form good standing certificate, issued, in each case, by the Secretary of State of the State of Delaware.

               (80    The Registration Rights Agreement, duly executed by CCI.

7.       CONDITIONS TO THE OBLIGATIONS OF CCI.

         The obligations of CCI to complete the transactions provided for herein are subject to the fulfillment of all of the following conditions, any of which may be waived in writing by CCI:

         7.1 Receipt of Consents. The conditions specified in Section 9.02 shall have been satisfied and all of the approvals and consents designated with an asterisk on Schedule 3.02 shall have been obtained and shall be in full force and effect; provided that this condition, to the extent it relates to required approvals and consents of Governmental Authorities for cable franchises included within the CATV Instruments, will be deemed to be satisfied when, with respect to such cable franchises which represent, in the aggregate, not less than 90% of the Basic Subscribers (including Basic Subscribers in the Oshtemo Franchise in the numerator only if the extension contemplated by Section 5.15 has been obtained and the transfer thereof approved), such approvals and consents (A) have been received or (B) are deemed to have been received in accordance with Section 617 of the Communications Act (47 U.S.C. Section 537), unless in the reasonable good faith opinion of CCI the applicable waiting period (including extensions thereof) has not expired with respect to the FCC Form 394 filed in connection with the request for consent to the transfer of any cable franchises for which required approvals and consents have not then been obtained, or (C) are not required under the applicable CATV Instrument.

         7.2 Holdings' and Michigan's Authority. All actions under the documents governing Holdings and Michigan necessary to authorize (i) the execution and delivery of this Agreement by Holdings and Michigan and the Registration Rights Agreement by Holdings and the performance by Holdings and Michigan of their respective obligations under this Agreement by Holdings and Michigan and the Registration Rights Agreement and (ii) the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Holdings and Michigan and shall be in full force and effect on the Closing Date.

         7.3 Performance by Holdings and Michigan. Holdings and Michigan shall have performed in all material respects their respective covenants and agreements under this Agreement (including, without limitation, its covenants in Article 5) to the extent such are required to be performed at or prior to the Closing and are material to the CATV Business (excluding any Retained Franchises) as a whole.

         7.4 Absence of Breach of Warranties and Representations. The representations and warranties of Holdings and Michigan contained in this Agreement shall be true and correct in all respects without regard to any "materiality", "material" or "Material Adverse Effect" qualifiers therein on and as of the Closing Date with the same force and effect as if made on and as of such date, except (a) to the extent that such representations and warranties describe a condition on a specified time or date or are affected by the conclusion of the transactions permitted or contemplated hereby or the conduct of the CATV Business in accordance with Article 5 hereof between the date hereof and the Closing Date, (b) where the failure of such representations and warranties to be true and correct, individually or in the aggregate, does not have, has not had and would not reasonably be expected to have, a Transferor Material Adverse Effect or a material adverse effect on Holdings' or Michigan's ability to perform their respective obligations under this Agreement or the Registration Rights Agreement or (c) where the failure of such representations and warranties to be true and correct results from the fact that the Retained Franchises are included in Excluded Assets.

         7.5 Absence of Proceedings. No Judgment shall have been issued by any Governmental Authority, and no action or proceeding shall have been instituted by the Federal Trade Commission or the U.S. Department of Justice, enjoining or preventing the consummation of the transactions contemplated hereby.

         7.6 No Transferor Material Adverse Effect. Since September 30, 1999, no event or events or development shall have occurred which, individually or in the aggregate, has had, or would reasonably be expected to result in, a Transferor Material Adverse Effect.

8.       CONDITIONS TO THE OBLIGATIONS OF HOLDINGS AND MICHIGAN.

         The obligations of Holdings and Michigan to complete the transactions provided for herein are subject to the fulfillment of all of the following conditions, any of which may be waived in writing by Transferor.

         8.1 Receipt of Consents. The conditions specified in Section 9.02 shall have been satisfied and all of the approvals and consents designated with an asterisk on Schedule 3.02 shall have been obtained and shall be in full force and effect; provided that this condition, to the extent it relates to required approvals and consents of Governmental Authorities for cable franchises included within the CATV Instruments, will be deemed to be satisfied when, with respect to such cable franchises which represent, in the aggregate, not less than 82% of the Basic Subscribers (including Basic Subscribers in the Oshtemo franchise in the numerator only if the extension contemplated by Section 5.15 has been obtained and the transfer thereof approved), such approvals and consents (A) have been received or (B) are deemed to have been received in accordance with
Section 617 of the Communications Act (47 U.S.C. Section 537), unless in the reasonable good faith opinion of the Transferor the applicable waiting period (including extensions thereof) has not expired with respect to the FCC Form 394 filed in connection with the request for consent to the transfer of any cable franchises for which required approvals and consents have not then been obtained, or (C) are not required under the applicable CATV Instrument.

         8.2 CCI's Authority. All corporate and other actions necessary to authorize the execution, delivery and performance by CCI of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by CCI and shall be in full force and effect on the Closing Date.

         8.3 Performance by CCI. CCI shall have performed in all material respects all covenants and agreements to be performed by CCI, under this Agreement, to the extent such are required to be performed at or prior to the Closing.

         8.4 Absence of Breach of Representations and Warranties. The representations and warranties of CCI contained in this Agreement shall be true and correct in all respects without regard to any "materiality", "material" or "Material Adverse Effect" qualifiers therein on and as of the Closing Date with the same force and effect as if made on and as of such date, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, does not have, has not had and would not reasonably be expected to have, a CCI Material Adverse Effect or a material adverse effect on CCI's ability to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement.


         8.5 Absence of Proceedings. No Judgment shall have been issued by any Governmental Authority, and no action or proceeding shall have been instituted by the Federal Trade Commission or the U.S. Department of Justice, enjoining or preventing the consummation of the transactions contemplated hereby.

         8.6 No CCI Material Adverse Effect. Since September 30, 1999, no event or events or development shall have occurred which, individually or in the aggregate, has had, or would reasonably be expected to result in, a CCI Material Adverse Effect; provided, that a material decline in the Fair Market Value of a share of Common Stock, taken alone, shall not result in a CCI Material Adverse Effect (it being understood that one or more of the factors giving rise to such decline could separately constitute a CCI Material Adverse Effect).

         8.7 Listing of Equity Consideration. The Equity Consideration shall have been approved for listing on the Nasdaq National Market on or prior to the Closing Date, subject only to official notice of issuance.

9.       COVENANTS.

         9.1 Compliance with Conditions. Each of the parties hereto covenants and agrees with the other to exercise reasonable commercial efforts to perform, comply with and otherwise satisfy each and every one of the conditions to be satisfied by such party hereunder, and each party shall use reasonable commercial efforts to notify promptly the other if it shall learn that any conditions to performance of either party will not be fulfilled.

         9.2   Compliance with HSR Act and Rules.

         (10   The performance of the obligations of all parties under this
Agreement is subject to the condition that, if the HSR Act and Rules are applicable to the transactions contemplated hereby, the waiting period specified therein, as the same may be extended, shall have expired without action taken to prevent the consummation of the transactions contemplated hereby.

         (20   Each of the parties hereto will use its reasonable commercial efforts to comply promptly with any applicable requirements under the HSR Act and Rules relating to filing and furnishing of information to the FTC and the Antitrust Division of the DOJ, the parties' actions to include, without limitation, (i) filing or causing to be filed within 45 days after the date of this Agreement the HSR Report required to be filed by them, or by any other Person that is part of the same "person" (as defined in the HSR Act and Rules) or any of them, and taking all other action required by the HSR Act or Rules;
(ii) coordinating the filing of such HSR Reports (and exchanging mutual information required to be disclosed therein) so as to present both HSR Reports to the FTC and the DOJ at the time selected by the mutual agreement of Holdings and CCI, and to avoid substantial errors or inconsistencies between the two in the description of the transaction; and (iii) using their reasonable commercial efforts to comply with any additional request for documents or information made by the FTC or the DOJ or by a court and assisting the other parties to so comply.

         (30   Notwithstanding anything herein to the contrary, in the event that the consummation of the transactions contemplated hereby is challenged by the FTC or the DOJ or any agency or instrumentality of the federal government by an action to stay or enjoin such consummation or such a stay or injunction is granted (preliminary or otherwise), then CCI and Transferor shall use their reasonable commercial efforts to contest such action until such time as either party terminates this Agreement under Article 12. To effectuate the intent of the foregoing provisions of this Section 9.02, the parties agree to exchange requested or required information in making the filings and in complying as above provided, and the parties agree to take all necessary steps to preserve the confidentiality of the information set forth in any filings including, without limitation, limiting disclosure of exchanged information to counsel for the nondisclosing party. Each party promptly will inform the other of any material communication from the Federal Trade Commission, the DOJ, the FCC or any other domestic or foreign Governmental Authority regarding any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign Governmental Authority as they bear upon the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, such party will endeavor in good faith to make, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request.

         9.3   Applications for Assignment of Contracts or CATV Instruments.
In order to secure requisite consents or approvals of the assignment of any Contracts or CATV Instruments to New LLC, and the subsequent transfer of control thereof to CCI and the related assignment by CCI to Charter Holdco and a subsidiary thereof (which shall be identified by name in any request for consent or approval), CCI (with respect to CATV Instruments) and Holdings (with respect to Contracts) shall proceed as promptly as practicable and in good faith and using reasonable commercial efforts, to prepare, file and prosecute such application or applications as may be necessary to obtain each such consent or approval. CCI and Holdings shall use reasonable commercial efforts to promptly assist each other and shall take such prompt and affirmative actions as may be reasonably necessary in obtaining such approvals and shall cooperate with each other in the preparation, filing and prosecution of such applications as may be reasonably necessary, and agree to furnish all information required by the approving entity, and agree to (and shall have the right to) be represented at and to participate in such meetings or hearings as may be scheduled to consider such applications. Without limiting in any respect the foregoing, each party agrees to file mutually acceptable applications to all appropriate Governmental Authorities for all consents or approvals required to consummate the transactions hereunder within 45 days after the date of this Agreement. Each party promptly will inform the other of any material communication from any Governmental Authority with respect to obtaining the consent of a Governmental Authority that is necessary to transfer a franchise included within the CATV Instruments. CCI further agrees that it will not, without the prior written consent of Holdings, take any action to amend or that would amend or modify any application filed as provided in this Section 9.03 after the date that such application is accepted as complete. In the event that CCI amends or modifies any such application for transfer of control of any Contracts or CATV Instruments without Holdings' prior written consent, and the approval period for such transfer is extended by any such Governmental Authority or other third party, then Holdings may (if it so elects) (a) extend the Outside Date in
Section 12.01 to a date that will give effect to any resulting delay or (b) terminate this Agreement under Section 12.02 hereof. No consent obtained hereunder shall be conditioned on new obligations imposed by amendments to franchises included within the CATV Instruments, by ordinance, or by any other means, that include new obligations that are materially more onerous than the obligations of Michigan or New LLC then existing with respect to the operation of the CATV System covered by such franchise. Nothing herein shall require the expenditure or payment of any monies (other than in respect of normal and usual filing fees) or the giving of any other consideration by CCI in order to obtain any of such approvals.

         9.4   Records, Taxes and Related Matters.

         (a) Holdings and CCI shall, and shall each cause their respective subsidiaries to, and in the case of Holdings, Cablevision Systems Corporation to, make their or its, as the case may be, respective books and records (including work papers in the possession of their respective accountants) available for inspection by the other party, or by its duly authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date with respect to all transactions of the CATV Business occurring prior to or relating to the Closing, and the historical financial condition, assets, liabilities, results of operation and cash flows of the CATV Business for any period prior to the Closing. In the case of records owned by Holdings, such records shall be made available at Holdings' executive office, and in the case of records owned by CCI, such records shall be made available at the office at which such records are maintained. As used in this Section 9.04, the right of inspection includes the right to make copies for reasonable business purposes. Holdings shall notify CCI of any audit of any Tax Return involving the CATV Business.

         (b) Holdings and CCI each agree that they and their respective affiliates shall file all Tax Returns in a manner consistent with the qualification of such transfer and exchange as a "reorganization" within the meaning of Section 368(a) of the Code. CCI agrees that it shall not, nor shall it permit any subsidiary of CCI to sell, exchange or otherwise dispose of Acquired Assets (other than as described in Section 2.02) in a manner that would violate "continuity of business enterprise" within the meaning of Section 1.368-1(d) of the Treasury regulations. For purposes of the preceding sentence, the term "subsidiary" shall include Charter Holdco and any of its subsidiaries.

         9.5 Continuation Billing Services. For a period of up to 150 days after the Closing, Holdings shall cause existing arrangements for billing services in respect of the CATV Business to be continued for the benefit of CCI, and CCI shall pay all costs of Holdings in performing such services.

         9.6   Non-Competition. Holdings covenants that for a period of three
(3) years after the Closing Date, it will not, directly or indirectly, (a) engage, or assist any other Person to engage, in the business of owning, operating or advising a coaxial cable or fiber optic cable television system, multichannel multipoint distribution service ("MMDS") system or satellite master antenna system ("SMATV") in the Service Territory or within a radius of 25 miles therefrom ("Competitive Business"); (b) acquire an equity interest in any business (other than an interest of not more than five percent (5%) of the outstanding equity interests in such business) which is engaged in any Competitive Business; or (c) solicit the employment or services of any person who, as of the Closing Date, is employed by Transferor or CCI, Holdco or any subsidiary thereof, in connection with the CATV Business. Notwithstanding anything contained herein, (i) the ownership of securities of (A) less than 10% of the common stock of Adelphia Communications Corporation or (B) any other company which is "publicly held" and which does not constitute more than five percent (5%) of the voting rights or equity interests of such entity shall not constitute a violation of this covenant, (ii) the ownership of the Excluded Assets, and (iii) this Section 9.06 shall not be construed to restrict ownership of entities in the direct broadcast satellite business or wireless personal communications services business or ownership of licenses related to the foregoing.

         9.7   Retained Franchises.

         (a) Retained Franchises. In the event that the Closing occurs without the receipt of all consents and approvals to transfer all franchises included in the CATV Business, such franchises for which consent or approval is required and has not been obtained shall, subject to applicable Law, be transferred by the Transferor to an affiliate of Holdings prior to the Closing or otherwise excluded from the Transferor prior to Closing, and shall be treated as Excluded Assets (each such franchise, a "Retained Franchise"). The parties hereto covenant and agree to act in good faith to obtain the approval or consent of any Governmental Authorities that have not consented to the transfer of any Retained Franchise.

         (b) Adjustment of Acquisition Value. To give effect to the retention of the Retained Franchises, the amount payable by CCI on the Closing Date in accordance with Section 2.02 shall be reduced by an amount (the "Deferred Acquisition Value") equal to (1) the product of (i) $172,500,000 and (ii) the quotient (the "Retained Percentage") obtained by dividing (A) the number of Basic Subscribers of the Retained Franchises on the Closing Date by (B) the number of Basic Subscribers of the CATV Business on the Closing Date less (2) the product of the Rebuild Shortfall, if any, and the Retained Percentage.

         (c) Operating Agreements. Prior to the Closing, the parties shall negotiate in good faith to reach agreement on one or more operating agreements (the "Operating Agreements") pursuant to which CCI will operate such Retained Franchise to the extent not prohibited under the terms thereof. As compensation for operating the Retained Franchises, CCI shall receive an amount approximating the net cash flow of such Retained Franchise as may be agreed upon and the holder of the franchise shall receive a monthly payment equal to the product of
(i) .005 times (ii) $172,500,000 times (iii) the quotient obtained by dividing
(a) the difference between (1) the number of Basic Subscribers of the Retained Franchises on the date of determination and (2) 10% times the number of Basic Subscribers of the CATV Business on the Closing Date by (b) the number of Basic Subscribers of the CATV Business on the Closing Date; provided that if the result of the foregoing calculation is negative, the amount of such monthly payment shall be zero. The Operating Agreements shall also contain any required signal sharing and head-end access arrangements that the parties, each acting in good faith, may determine to be needed. Under the Operating Agreements, CCI shall be obligated to complete the Rebuild of such franchise.

         (d) Subsequent Transfer. Following the Closing, the parties will continue to use commercially reasonable efforts to obtain on an expedited basis the required consents for all Retained Franchises. The Operating Agreements will contain mutually acceptable terms regarding the post-Closing exchange or transfer (each, a "Subsequent Transfer") of the Retained Franchises after the receipt or failure to receive the required consents applicable to such Retained Franchises. At each such Subsequent Transfer, shares of Common Stock representing a portion of the Deferred Equity Consideration equal to the proportion of the Basic Subscribers on the Closing Date in the Retained Franchises being transferred on such date as to all Basic Subscribers on the Closing Date in Retained Franchises shall be issued to Holdings and registered in the name of Holdings or its nominees. The closing conditions in Articles 7 and 8 will not apply to any Retained Franchise transfer; provided, that the parties will negotiate in good faith to include appropriate conditions to the Subsequent Transfer in the Operating Agreements, including the condition that the portion of the Equity Consideration being issued be duly authorized, validly issued, fully paid and non-assessable and the issuance thereof not be subject to any preemptive or similar right. Notwithstanding the foregoing, the adjustments provided for in Section 2.04 will be made for all franchises as of the Closing Date.

         (e) Operation of Retained Franchises Pending Subsequent Transfer. All representations and warranties (except as to those required consents that have not been obtained) made in connection with the Retained Franchises will be made as of the Closing Date rather than the date of the Subsequent Transfer, the other covenants in Article 5 will not apply to the Retained Franchises following the Closing Date, and the survival period applicable under Section 10.01 for all such representations, warranties and covenants will accrue from the Closing Date; provided, that the parties will negotiate in good faith to include appropriate covenants in the Operating Agreements that will apply to the Retained Franchises following Closing.

         (f) Further Assurances. If the provisions of this Section 9.07 become operative, including, in particular, the inability to enter into an Operating Agreement, the parties agree to use commercially reasonable efforts and act in good faith in taking such actions and negotiating such additional provisions or other agreements, including amendments to this Agreement, as may be necessary or appropriate to carry out the intent of this Section 9.07, including keeping franchise transfers effective.

10. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER AGREEMENTS; INDEMNIFICATION.

         10.1 Survival of Representations, Warranties, Covenants and Other Agreements. All representations, warranties, covenants and other agreements made by CCI, Holdings and Michigan in this Agreement shall survive the Closing for a period of twelve months, and shall thereafter terminate with the exception of Sections 3.01 (with respect to Michigan), 3.02 (with respect to director and stockholder approval of the Merger), 3.05, 3.06(a), 4.01, 4.02 and 4.10(a) and
(b), which shall each survive for the applicable statute of limitations period. For purposes of this Article 10, the determination of whether any breach of any representation or warranty in Article 3 or Article 4 has occurred, as well as the determination of Losses therefrom, shall be made without regard to any materiality, Transferor Material Adverse Effect or CCI Material Adverse Effect qualifiers therein.

         10.2  Indemnification by Holdings.

         (1) Indemnity. Subject to Section 10.01, Holdings agrees to indemnify, defend and hold harmless CCI, its affiliates (including, without limitation, Holdco and its affiliates) and their respective shareholders, directors, officers, partners, employees, agents, successors and assigns (each a "Holdings Indemnified Party"), from and against all losses, damages, liabilities, deficiencies or obligations, including, without limitation, all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal fees) (collectively, "Losses") to which they may become subject as a direct result of (i) the Excluded Liabilities, (ii) any and all misrepresentations or breaches of a representation or warranty of Holdings or Michigan herein or the nonperformance or breach of any covenants or agreements of Holdings or Michigan contained herein except to the extent such misrepresentation or breach is the result of a transfer by Transferor of the Retained Franchises pursuant to Section 9.07(a), (iii) the ownership and operation of the Acquired Assets and the CATV Business before the Closing (other than in respect of Current Liabilities), or (iv) the ownership and operation of the Retained Franchises prior to the Subsequent Transfer thereof. Any claim for indemnification pursuant to this Section 10.02(a) must be made in writing prior to the expiration or termination of the applicable representation, warranty, covenant or agreement under Section 10.01. CCI acknowledges and agrees that any Losses suffered by CCI arising out of or resulting from the transfer to CCI of any pole attachment agreement included in the CATV Instruments without the consent of the parties thereto shall not give rise to a claim for indemnification under this Section 10.02.

         (2)   Payment. Any obligations of Holdings under the provisions of this
Article 10 shall be paid promptly to the applicable Holdings Indemnified Party by Holdings in the manner set forth in Section 10.06 and shall represent a retrospective adjustment to Acquisition Value. The amount of such payment (and adjustment) shall be equal to the amount of the Loss incurred by the Holdings Indemnified Party on account of the matter for which indemnification is required hereunder less any payments made or to be made to Holdings Indemnified Party under any insurance, indemnity or similar policy or arrangement. Notwithstanding anything contained herein to the contrary, the indemnification provided above shall not apply until the aggregate of all amounts subject to indemnification under this Section 10.02 exceeds $671,000; provided, that in the event the aggregate amount of all claims hereunder exceeds $671,000, Holdings shall be liable for the total amount of all such claims starting from the first dollar. In any event, the maximum amount that Holdings will be required to pay under this Section 10.02 in respect of all claims by all parties is Ten Million Dollars ($10,000,000).

         10.3 Indemnification by CCI. CCI agrees to indemnify, defend and hold harmless Holdings, its affiliates and their respective shareholders, partners, directors, officers, employees, agents, successors and assigns (a "CCI Indemnified Party"), from and against all Losses to which they may become subject as a direct result of: (a) any and all misrepresentations or breaches of a representation herein or warranty or the nonperformance or breach of any covenant or agreement of CCI contained herein; (b) the Remaining Liabilities;
(c) the ownership and operation of the Acquired Assets and the CATV Business after the Closing; or (d) the ownership or operation of the Retained Franchises after the Subsequent Transfer thereof. Any obligations of CCI under the provisions of this Article shall be paid promptly to a CCI Indemnified Party by CCI in the manner set forth in Section 10.06. Notwithstanding anything contained herein to the contrary, the indemnification provided above shall not apply until the aggregate of all amounts subject to indemnification under this Section 10.03 equals or exceeds $671,000; provided, that in the event the aggregate amount of all claims hereunder equals or exceeds $671,000, CCI shall be liable for the total amount of all such claims starting from the first dollar. In any event, the maximum amount that CCI will be required to pay under this Section 10.03 in respect of all claims by all parties is Ten Million Dollars ($10,000,000). Any claim for indemnification pursuant to this Section 10.03 must be made in writing prior to the expiration or termination of the applicable representation, warranty, covenant or agreement under Section 10.01.

         10.4 Third Party Claims. If any claim ("Asserted Claim") covered by the foregoing indemnities is asserted against any indemnified party ("Indemnitee"), it shall be a condition to the obligations under this Article 10 that the Indemnitee shall promptly give the indemnifying party

("Indemnitor") notice thereof in accordance with Section 13.06. The Indemnitee shall give Indemnitor an opportunity to control negotiations toward resolution of such claim without the necessity of litigation, and, if litigation ensues, to defend the same with counsel reasonably acceptable to Indemnitee, at Indemnitor's expense, and Indemnitee shall extend reasonable cooperation in connection with such defense. If the Indemnitor fails to assume control of the negotiations prior to litigation or to defend such action within a reasonable time, Indemnitee shall be entitled, but not obligated, to assume control of such negotiations or defense of such action, and Indemnitor shall be liable to the Indemnitee for its expenses reasonably incurred in connection therewith which Indemnitor shall promptly pay. Neither Indemnitor nor Indemnitee shall settle, compromise, or make any other disposition of any Asserted Claims, which would or might result in any liability to Indemnitee or Indemnitor, respectively, under this Article 10 without the written consent of Indemnitee or Indemnitor, respectively, which shall not be unreasonably withheld.

         10.5 Remaining Liabilities. Holdings agrees to indemnify, defend and hold harmless each Holdings Indemnified Party from against all Losses to which they may become subject as result of all liabilities, obligations and commitments (whether direct or indirect, matured or unmatured, known or unknown, absolute, accrued, contingent or otherwise) of Michigan or New LLC arising from any facts in existence, event or activity occurring, prior to the Effective Time, that are not Remaining Liabilities. For the avoidance of doubt, Holdings obligation to indemnify, defend and hold harmless each Holdings Indemnified Party shall exclude all Losses to which they may become subject as result of all liabilities, obligations and commitments (whether direct or indirect, matured or unmatured, known or unknown, absolute, accrued, contingent or otherwise) arising out or relating to the Remaining Liabilities.

         10.6 Method of Payment. Payments under this Article 10 shall be effected promptly by wire transfer of immediately available funds.

         10.7 Tax Matters. In the event a judicial or administrative proceeding is commenced with respect to any Taxes for which Holdings or any of its parents are responsible under this Article 10, Holdings shall have the option to represent Transferor before the Internal Revenue Service or any other Governmental Authority or authority or any court regarding such Taxes and to settle such matters provided, however, that any such settlement shall be subject to the consent of CCI if it would adversely affect CCI or its subsidiaries.

11.      FURTHER ASSURANCES.

         From time to time after the Closing, each party will execute and deliver such other instruments of conveyance and transfer, fully cooperate with the other party and take such other actions as the other party reasonably may request to effect the purposes and intent of this Agreement.

12.      CLOSING.

         12.1 Closing. The Closing shall take place at the offices of Holdings' outside counsel at 10:00 a.m. local time, on the date which is (i) not earlier than the fifth business day after all consents required as conditions to the sale as provided in Section 7.01 have been received, and (ii) designated by CCI or Holdings in a written notice to the other and CCI (the "Closing Date"); provided, however, that if the Closing shall not have occurred on or prior to one year from the date of this Agreement or as extended pursuant to Section 9.03 (the "Outside Date"), either party shall have the right to terminate this Agreement on ten days' written notice to the other unless the Closing shall occur within such ten day period. If, as of the Outside Date, the Closing cannot be effected, all parties hereto shall be released from all obligations hereunder other than obligations arising from a breach or default hereunder, and each party hereto will bear expenses as provided in Section 13.07 hereof. At the Closing, the parties hereto shall execute and deliver all instruments and documents as shall be necessary in the reasonable opinion of counsel for the respective parties to consummate the transactions contemplated herein (other than the transfer of the Retained Franchises and the issuance of the related portion of the Equity Consideration).

         12.2  Termination. In addition to the termination provided for in
Section 12.01, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

              (1) At any time, by the mutual written agreement of CCI, on the one hand, and Holdings and Michigan, on the other hand;

              (2) By CCI, effective five days after notice to Holdings that it is terminating this Agreement pursuant to this Section 12.02(b), if on any date determined for the Closing pursuant to Section 12.01 each condition set forth in Article 8 has been satisfied (or will be satisfied by the delivery of documents at Closing) or waived in writing by Holdings and Michigan and either (i) a condition set forth in
         Article 7 has not been satisfied (or will not be satisfied by the delivery of documents at Closing) or waived in writing by CCI or (ii) Holdings and Michigan have nonetheless refused to consummate the Closing; provided, that Holdings and Michigan shall have five days to cure such matter after receipt of notice from CCI that CCI is terminating this Agreement. Notwithstanding the foregoing, CCI may not rely on the failure of any condition set forth in Article 7 to be satisfied if such failure was caused principally by CCI's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement;

              (3) By Holdings, effective five days after notice to CCI that it is terminating this Agreement pursuant to this Section 12.02(c), if on any date determined for the Closing pursuant to Section 12.01 each condition set forth in Article 7 has been satisfied (or will be satisfied by the delivery of documents at Closing) or waived in writing by CCI and either (i) a condition set forth in Article 8 has not been satisfied (or will not be satisfied by the delivery of documents at Closing) or waived in writing by Holdings or (ii) CCI has nonetheless refused to consummate the Closing; provided, that CCI shall have five days to cure such matter after receipt of notice from Holdings that Holdings is terminating this Agreement. Notwithstanding the foregoing, Holdings may not rely on the failure of any condition set forth in
         Article 8 to be satisfied if such failure was caused principally by Holdings' or Michigan's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement; or

              (4) By Holdings, upon and effective as of the date of written notice to CCI, pursuant to the termination provisions of Section 9.03.

13.      MISCELLANEOUS.

         13.1 Amendments; Waivers. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision. Any condition to the performance of any party hereto which may legally be waived at or prior to the Closing may be waived in writing at any time by the party or parties entitled to the benefit thereof.

         13.2 Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties and supersedes any and all prior agreements, memoranda, arrangements and understandings relating to the subject matter hereof other than the Registration Rights Agreement, the Confidentiality Agreement referred to in Section 5.02(a), and any other agreement or document executed on or prior to the date of this Agreement that expressly refers to this
Section 13.02. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement, and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein.

         13.3 Cablevision Name. The parties agree that Holdings and its affiliates shall retain the right to use the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable" or any and all derivations thereof or any name which may include any of such terms, and after the Closing, CCI shall remove or delete the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable," "Optimum TV" or any and all derivations thereof or any name which may include any of such terms from the Acquired Assets as soon as reasonably practicable but in any event by the 120th day following the Closing. From and after the 120th day following the Closing, Transferor and its affiliates shall retain the sole and exclusive right to use the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable" or any and all derivations thereof or any name which may include any of such terms. Holdings acknowledges that the foregoing shall not require CCI or its successor to remove the above-listed names from any cable modems or other similar equipment that is in the possession of customers until such time as such equipment is no longer in the possession of customers.

         13.4 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto; provided, however, that CCI may, following consummation of the Merger, assign its rights under this Agreement to one or more wholly-owned subsidiaries of CCI, without the prior written consent of Holdings, provided CCI remains liable to fully perform the obligations and terms of this Agreement and the other documents to which it is a party.

         13.5 Construction; Counterparts. The Recitals, the Article and Section headings in, and the title of Schedules to this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

         13.6 Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given to a party when delivered in person, faxed (with confirmation) or three business days after such notice is enclosed in a properly sealed envelope, certified or registered, and deposited (postage and certification or registration prepaid) in a post office or collection facility regularly maintained by the United States Postal Service, or one business day after delivery to a nationally recognized overnight courier service, and addressed as follows:

         If to Holdings
         or Michigan:         CSC Holdings, Inc.
                              1111 Stewart Avenue
                              Bethpage, New York  11714
                              Telephone:  (516) 803-2300
                              Facsimile:  (516) 803-2577
                              Attention:  General Counsel

         copies to:           Cablevision Systems Corporation
                              1111 Stewart Avenue
                              Bethpage, New York  11714
                              Telephone:  (516) 803-2300
                              Facsimile:  (516) 803-2577
                              Attention:  General Counsel

                                 and

                              Sullivan & Cromwell
                              125 Broad Street
                              New York, New York  10004
                              Telephone:  (212) 558-4000
                              Facsimile:  (212) 558-3588
                              Attention:  John P. Mead

         If to CCI            c/o Charter Communications, Inc.
                              1244 Powerscourt Drive
                              St. Louis, MO  63131
                              Telephone:  (314) 965-0555
                              Facsimile:  (304) 965-8793
                              Attention:  Heather L. Wood, Vice President
                                            Finance & Acquisitions
         with a copy to:      Kent Kalkwarf
                              Senior Vice President & Chief Financial Officer
                              Curtis Shaw, Esq.,
                              Senior Vice President & General Counsel

         and copies to:       Irell & Manella LLP
                              1800 Avenue of the Stars, Suite 900
                              Los Angeles, CA  90067
                              Telephone:  (310) 277-1010
                              Facsimile:   (310) 203-7199
                              Attention:   Alvin G. Segel, Esq.

Any party may change its address for the purpose of notice by giving notice in accordance with the provisions of this Section 13.06.

         13.7 Expenses of the Parties. Except as otherwise provided herein, all expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement shall be borne solely by the party who shall have incurred the same.

         13.8 Non-Recourse. No partner, officer, director, shareholder or other holder of an ownership interest of or in any party to this Agreement shall have any personal liability in respect of any such party's obligations under this Agreement by reason of his or its status as such partner, officer, director, shareholder or other holder.

         13.9 Third Party Beneficiary. This Agreement is entered into only for the benefit of the parties and their respective successors and assigns, and nothing hereunder shall be deemed to constitute any person a third party beneficiary to this Agreement except as expressly provided in Article 10.

         13.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK.

         13.11 Press Releases. No press release or other public information relating to the purchase and sale contemplated in this Agreement shall be made or disclosed by either party hereto without the consent of the other party; provided, however, that either party may disclose such information if reasonably deemed to be required by law by the legal counsel for such party; provided further that such party shall notify the other as soon as reasonably practicable prior to the issuance of such press release.

         13.12 Severability. If any provision of this Agreement is finally determined to be illegal, void or unenforceable, such determination shall not, of itself, nullify this Agreement which shall continue in full force and effect subject to the conditions and provisions hereof.

         13.13 Specific Performance. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or other relief (without the posting of any bond or other security) as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof by either party hereto and, to the extent permitted under applicable law, each party hereto waives any objection to the imposition of such relief. Any such specific or equitable relief granted shall not be exclusive and any party entitled to indemnification under Article 10 hereof shall be entitled to seek payment in the manner specified therein.


                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 CSC HOLDINGS, INC.


                                 By:  /s/ William J. Bell
                                      --------------------
                                      Name: William J. Bell
                                           ----------------
                                      Title: Vice Chairman
                                            --------------


                                 CABLEVISION OF MICHIGAN, INC.


                                 By:  /s/ William J. Bell
                                      --------------------
                                      Name: William J. Bell
                                            ---------------
                                      Title: Vice Chairman of
                                                Cablevision Systems Corporation
                                                and CSC Holdings, Inc.
                                            -----------------------------------


                                 CHARTER COMMUNICATIONS, INC.


                                 By:  /s/ Curtis S. Shaw
                                      ------------------
                                       Name: Curtis S. Shaw
                                            ---------------
                                       Title: Senior Vice President
                                             ----------------------

                                    EXHIBIT A

                                SERVICE TERRITORY

                                    EXHIBIT B

                     [FORM OF OPINION OF HOLDINGS' COUNSEL]


                                  [DATE], 2000



Charter Communications, Inc.
1244 Powerscourt Drive
St. Louis, MO  63131




Ladies and Gentlemen:

         [Introduction]

         1. Holdings is a corporation duly organized and validly existing under the laws of the State of Delaware with all requisite corporate power and authority to conduct its business and operations as presently conducted.

         2. Michigan is a corporation duly organized and validly existing under the laws of the State of Michigan with all requisite corporate power and authority to conduct its business and operations as presently conducted.

         3. New LLC is a limited liability company duly organized and validly existing under the laws of the State of Delaware with all requisite limited liability company power and authority to conduct its business and operations as presently conducted.

         4. Holdings and Michigan have all requisite corporate power and authority to execute, deliver and perform the Agreement and Plan of Merger and the other documents to be executed and delivered by them (collectively, the "Documents"). The execution, delivery and performance of the Agreement and Plan of Merger and the other documents have been duly authorized by all necessary corporate action by Holdings and Michigan. The Agreement and Plan of Merger and the other Documents have each been duly executed and delivered by Holdings and Michigan, as applicable, and each is the valid and legally binding obligation of Holdings and Michigan, as applicable, enforceable against Holdings and Michigan, as applicable, in accordance with their respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         5. The execution, delivery and performance by Holdings of the Agreement and Plan of Merger and the other Documents do not contravene Holdings' organizational documents.

         6. The execution, delivery and performance by Michigan of the Agreement and Plan of Merger and the other Documents do not contravene Michigan's organizational documents.

         7. The Capital Stock of Michigan has been duly and validly authorized and issued and is fully paid and non-assessable.

         [Conclusion]

                          Very truly yours,

                          [Holdings' Counsel]

                                    EXHIBIT C

        [SUBJECT TO REVIEW BY FCC COUNSEL -- FORM OF OPINION OF HOLDINGS'
                                  FCC COUNSEL]


                                  [DATE], 2000



Charter Communications, Inc.
1244 Powerscourt Drive
St. Louis, MO  63131

Re: Agreement and Plan of Merger dated as of March 6, 2000 (the "Agreement"), between CSC Holdings, Inc. ("Holdings"), Cablevision of Michigan, Inc. and Charter Communications , Inc.

Ladies and Gentlemen:

         This letter is rendered to you pursuant to Section 6.01(e) of the Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

         We have acted as special Federal Communications Commission ("FCC") counsel to Holdings. This opinion is limited to certain matters, as expressly set forth in the numbered paragraphs below, arising under the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Consumer Protection and Competition Act of 1992 ("1992 Cable Act") and the Telecommunications Act of 1996 (hereinafter collectively referred to as the "Act"); the rules and regulations of the FCC promulgated pursuant thereto;
Section 111 of the Copyright Act of 1976 (the "Copyright Act"); and the rules and regulations of the U.S. Copyright Office promulgated pursuant thereto, all as applicable to the cable television operations conducted by the Transferor in the communities listed on Attachment 1 hereto (the "Cable Systems"). We have not reviewed, and are not rendering an opinion with respect to, matters of compliance with the requirements of local franchises and regulations or ordinances applicable to the Cable Systems.

         For purposes of this opinion, we have examined originals or copies of such documents, certificates, and public records as we have deemed necessary or appropriate. We have also examined the Agreement. We have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified or photocopies and the authenticity of the originals of such latter documents. As to various questions of fact in connection with this opinion, we have relied upon actual examination of the publicly available files of the FCC, our own files, and pertinent statements and representations of representatives of the Transferor. It is possible that there may be matters pending before the FCC relating to the Transferor of which we do not have knowledge because such matters have not yet been identified in the appropriate files of the FCC.

         Based upon, subject to and limited by the foregoing, we are of the opinion that:

         1. The Transferor holds all licenses, permits and authorizations from the FCC required for the operation of the Cable Systems as we have been informed they are currently being operated. Attachment 1 hereto lists all such FCC licenses, permits and authorizations held by the Transferor ("FCC Licenses"). All such FCC Licenses remain in full force and effect. The FCC has authorized the assignment of the FCC Licenses to New LLC, as a wholly owned subsidiary of CCI, and such assignment remains in full force and effect.

         2. No other FCC authorizations, consents or approvals are required by the Transferor in order to permit consummation of the transactions contemplated by the Agreement.

         3. The execution, delivery and performance by Michigan of the Agreement will not result in any material violation of the Communications Act or the rules or regulations of the FCC, and will not cause any forfeiture or impairment of any of the CATV Licenses.

         4. Except as noted in Exhibit C attached hereto, to the extent required under the Communications Act and the FCC's regulations, all of the following are on file with the FCC: (i) registration statements for each of the communities identified in Exhibit A; (ii) annual signal leakage reports on FCC Form 320 for each reporting period since 1997; (iii) based on the representations of the Transferor concerning the number of employees in each relevant FCC employment unit, annual FCC EEO reports on Form 395A covering each of the FCC employment units relevant to the System for the 1997-1999 reporting periods. The FCC employment units covering the Systems that have been required under the FCC's regulations to file annual employment reports have been certified by the FCC for compliance with the FCC's EEO requirements for each annual reporting period from 1997 through 1999; and (iv) annual regulatory fee payments for year end 1999. We express no opinion regarding the accuracy or completeness of any such statements, reports or forms.

         5. To our knowledge, based on the information provided to us by Transferor concerning the restricted frequencies used on the System and the coverage area of the System, all frequencies within the restricted aeronautical and navigational bands (i.e., 108-137 MHz and 225-400 MHz) that are currently being used on the System have been authorized in all material respects for such use by the FCC.

         6. Except with respect to general rulemakings and similar matters relating generally to the cable television industry (in each case on a national, regional or state basis) or rate or marketing matters arising under 47 U.S.C.
Section 543, to our knowledge: (i) there is no current adverse FCC judgment, decree or order which has been issued specifically involving the ongoing operations of the System or involving Transferor with respect to the System; and
(ii) there is no FCC action, proceeding or investigation pending or, based solely upon representations of Transferor, threatened by the FCC against the System or Transferor. Except as disclosed in the Agreement and the Schedules to the Agreement and except as noted in Exhibit F hereto, based solely upon the representations of Transferor and our review of the unofficial log reports for the FCC Form 328 and Form 329 prepared by the FCC or its independent contractor
as of      , 2000, to our knowledge no franchising authority has submitted Form
328 to the FCC requesting FCC certification to regulate the rates charged by Transferor for basic cable service, and there is no pending compliant on FCC Form 329 concerning rates charged by Transferor for the cable programming service on the System.

         7. All Statements of Account (collectively, the "Copyright Filings") that are required to be filed by Transferor under Section 111 of the Copyright Act with respect to the System for the semi-annual accounting periods beginning with the first accounting period of 1997 through date hereof, have been filed with the Copyright Office. We have not conducted an audit of the Copyright Filings and related royalty payments and therefore express no opinion as to whether the amounts of the royalty payments or the statements or the representations made in the Copyright Filings are correct. Based solely upon the representations of the Transferor and on our review of the Copyright Office's available public records described above, to our knowledge there are no inquiry letters issued by the Copyright Office to Transferor concerning any of the Copyright Filings or related royalty payments made by Transferor with respect to the System for the semi-annual accounting periods identified above.

         This opinion is rendered only to you and is solely for your benefit and the benefit of your lenders in connection with the Agreement and the transactions contemplated thereby. This opinion may not be relied upon by any other person for any purpose without our prior written consent.

                                               Sincerely,

                                    EXHIBIT D

                       [FORM OF OPINION OF CCI'S COUNSEL]


                                  [DATE], 2000


CSC Holdings, Inc.
1111 Stewart Avenue
Bethpage, New York  11914


Ladies and Gentlemen:

         [Introduction]

         1. CCI is a corporation duly organized and validly existing under the law of the State of Delaware with all requisite corporate power and authority to conduct its business and operations as presently conducted.

         2. CCI has all requisite corporate power and authority to execute, deliver and perform the Agreement and Plan of Merger, the other documents contemplated therein to be executed and delivered by CCI (collectively, the "Documents"). The execution, delivery and performance of the Agreement and Plan of Merger and the other Documents have been duly authorized by all necessary corporate action by CCI. The Agreement and Plan of Merger and the other Documents have each been duly executed and delivered by CCI, and each is the valid and legally binding obligation of CCI enforceable against CCI in accordance with their respective terms subject to insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         3. The execution, delivery and performance by CCI of the Agreement and Plan of Merger and the other Documents do not contravene CCI's organizational documents.

         4. The Common Stock issued as the Equity Consideration in accordance with the terms of the Agreement and Plan of Merger has been duly and validly authorized and issued and is fully paid and non-assessable.


         [Conclusion]

                          Very truly yours,


         [CCI's Counsel]

                                    EXHIBIT E

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of
          , is entered into by and among Charter Communications, Inc., a Delaware Corporation ("CCI" or "Charter"), and CSC Holdings, Inc., a Delaware corporation ("Cablevision").

                             PRELIMINARY STATEMENTS

         WHEREAS, in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of March 6, 2000 (the "Merger Agreement"), among Cablevision of Michigan, Inc., a Delaware corporation, Cablevision and CCI, Cablevision has acquired shares of Common Stock (as hereinafter defined).

         WHEREAS, the Merger Agreement contemplates that CCI will enter into this Agreement to provide for certain registration rights with respect to the shares of Common Stock issued to Cablevision as of the date hereof.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.   Certain Definitions.

              1.1 Terms Defined in this Section. For purposes of this Agreement, the following terms have the following meanings:

         "Allen" means Paul G. Allen.

         "Bresnan Purchase Agreement" means the Purchase Agreement, dated as of June 29, 1999, as amended, among BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners, L.P., Blackstone BC Offshore Capital Partners, L.P., Blackstone Family Media Partnership III L.P., TCI Bresnan LLC, TCID of Michigan, Inc. and Charter Communications Holding Company, LLC.

         "Bresnan Registration Rights Agreement" means the Registration Rights Agreement dated February 14, 2000, entered into in connection with, relating to, or as a result of the Bresnan Purchase Agreement.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banking institutions in New York, New York are required or authorized by law to remain closed.

         "Charter Indemnified Parties" means CCI, its officers, directors, employees and agents, and each Person, if any, who controls CCI within the meaning of either the Securities Act or the Exchange Act, and the officers, directors, employees and agents of the foregoing parties.

         "Common Stock" means the Class A Common Stock, par value $0.001 per share, of CCI.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, in each case as amended from time to time.

         "Falcon Purchase Agreement" means the Purchase and Contribution Agreement, dated as of May 26, 1999, by and among Charter Investment, Inc., a Delaware corporation formerly known as Charter Communications, Inc., Falcon Communications, L.P, Falcon Holding Group, L.P., TCI Falcon Holdings, LLC, Falcon Cable Trust, Falcon Holding Group, Inc. and DHN, Inc., as amended or supplemented from time to time.

         "Falcon Registration Rights Agreement" means the Registration Rights Agreement dated November 12, 1999, entered into in connection with, relating to, or as a result of the Falcon Purchase Agreement.

         "Indemnified Party" means a Person claiming a right to indemnification pursuant to Article 6 of this Agreement.

         "Indemnifying Party" means a Person required to provide indemnification pursuant to Article 6 of this Agreement.

         "Losses" means any losses, claims, damages, or liabilities, and any related legal or other fees and expenses.

         "Permitted Transferee" shall mean Cablevision Systems Corporation, a Delaware corporation ("CSC"), and any affiliate of CSC.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, organization, or other entity.

         "Prospectus" means the prospectus included in a Registration Statement as of the date it becomes effective under the Securities Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, each as amended, and each applicable prospectus supplement relating to the offering and sale of any of the Registrable Securities pursuant to such Registration Statement.

         "Registrable Securities" means:

              (i) the shares of Common Stock issued to Cablevision pursuant to the Merger Agreement, and

              (ii) any securities of CCI or its successors issued or issuable with respect to any shares referred to in paragraph i whether by way of conversion, exchange, dividend, or stock split, other distribution or otherwise or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise.

         Securities that are Registrable Securities will cease to be Registrable
Securities:

              (i) when a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement,

              (ii) when such securities shall have been sold pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the applicable purchaser does not receive "restricted securities" (as that term is defined for purposes of Rule 144 under the Securities Act),

              (iii) on the first date on which such securities can be sold without regard to the volume and manner of sale limitations set forth in Rule 144 (or any successor provision), or

              (iv) when such securities cease to be outstanding.

         "Registration Statement" means a registration statement (including the related Prospectus) of CCI under the Securities Act on any form selected by CCI for which CCI then qualifies and which permits the sale thereunder of the number and type of Registrable Securities (and any other securities of CCI) to be included therein in accordance with this Agreement by the applicable Stockholders in the manner described herein. The term "Registration Statement" shall also include all exhibits, financial statements, and schedules and all documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of the references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date.

         "SEC" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

         "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, in each case as amended from time to time.

         "Selling Stockholder" means any Stockholder whose Registrable Securities are included at the request of such Stockholder in any Registration Statement pursuant to Article 2 or Article 3.

         "Stockholder" means Cablevision of Michigan, Inc. and any other Person:

              (i) to whom any Registrable Securities or any rights to acquire any Registrable Securities are transferred by any Person that was, immediately prior to such transfer, a Stockholder,

              (ii) who continues to hold such Registrable Securities or the right to acquire such Registrable Securities,

              (iii) to whom the transferring Stockholder has assigned any of its rights under this Agreement, in whole or in part, in accordance with the provisions of Section 8.6 of this Agreement with respect to such Registrable Securities, and

              (iv) who has executed a counterpart hereof in connection with the transfer of such Registrable Securities.

         "Stockholder Representative" means Cablevision or such other party as the Stockholders shall notify CCI from time to time in a writing signed by Stockholders holding the majority of the outstanding Registrable Securities.

         "Stockholder Indemnified Parties" means each Selling Stockholder, its officers, directors, members, partners, employees, and agents, each Person (if any) who controls such Selling Stockholder within the meaning of either the Securities Act or the Exchange Act, and the officers, directors, members, partners, employees, and agents of the foregoing parties.

         "Third-Party Demand Stockholder" means any Person having the right to require that CCI effect a registration under the Securities Act of securities owned by such Person, other than pursuant to this Agreement, and any other Person exercising incidental rights of registration pursuant to the agreement under which such first Person has the right to require registration.

              1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                               Section
----                                               -------
Demand Registration                                Section 2.1
Demand Request                                     Section 2.2(a)
Demanding Stockholders                             Section 2.2(a)
Incidental Registration                            Section 3.1(a)
Material Event                                     Section 2.5(a)
Minimum Condition                                  Section 2.2(c)
Registration Expenses                              Section 5.1

              1.3 Terms Generally. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

         2.   Demand Registration.

              2.1 Demand Registration. At any time on or after the 180th day after the date hereof, the Stockholders (through the Stockholder Representative, as described below) shall have the right to require that CCI register under the Securities Act the offer or sale of all or a portion of the Registrable Securities held by the Stockholders on the terms and subject to the conditions and limitations set forth herein. The registration of Registrable Securities under the Securities Act in accordance with this Article 2 is referred to in this Agreement as a "Demand Registration." The number of Demand Registrations to which the Stockholders collectively shall be entitled shall not exceed two (2).

              2.2 Procedure for Stockholder Representative; Procedures for Demand Registrations.

                    (a) The Stockholder Representative may initiate a Demand Registration pursuant to this Section 2.2(a) by furnishing CCI and each Stockholder with a written notice ("Demand Request") specifying (i) the number of Registrable Securities the Stockholders desire to have registered, which must be an amount at least equal to the Minimum Condition, (ii) the Stockholders intending to register their Registrable Securities, (iii) the respective amount of Registrable Securities intended to be registered by each such Stockholder, and (iv) the intended method or methods of distribution of all such Registrable Securities by such Stockholders. The Stockholders whose Registrable Securities are included in the Demand Request are referred to as the "Demanding Stockholders."

              (b) If the number of Registrable Securities that the Stockholder Representative desires to have registered, as specified in the Demand Request, does not satisfy the Minimum Condition, then CCI will have no obligation to effect a Demand Registration in response to such Demand Request and a Demand Registration will be deemed not to have been used.

              (c) The "Minimum Condition" means that the number of Registrable Securities that the Stockholder Representative desires to have registered, as specified in the Demand Request, have an aggregate market value on the date of the delivery of the Demand Request (before any underwriting or brokerage discounts and commissions) of not less than $25,000,000.

              (d) Following the effectiveness of a Registration Statement filed in connection with a Demand Registration, CCI will not be required to file a Registration Statement for a subsequent Demand Registration within six months after the date on which it received the Demand Request pursuant to Section 2.2(a) for the immediately preceding Demand Registration.

              (e) As soon as reasonably practicable after receipt of a Demand Request (which satisfies the Minimum Condition), subject to Section Delay of Filing or Sales. CCI will file with the SEC and use its reasonable best efforts to cause to become effective as promptly as practicable a Registration Statement that covers the Registrable Securities requested to be registered in the manner set forth above. Subject to the provisions of Section Limitation on Inclusion of Registrable Securities. below, each Registration Statement may also include securities to be sold for the account of CCI, for Stockholders who do not participate as Demanding Stockholders but who exercise their rights under
Article Incidental Registration. below, or for any other stockholder of CCI not holding Registrable Securities.

         2.3  Underwriters.

              (a) The Stockholder Representative shall have the right to select the lead book running managing underwriter for any underwritten public offering in connection with a Demand Registration, which lead managing underwriter shall be reasonably acceptable to CCI. CCI hereby agrees that each of Bear Stearns & Co. Inc. and Merrill Lynch & Co. are reasonably acceptable to CCI.

              (b) Each Demanding Stockholder electing to participate in a Demand Registration involving an underwritten public offering shall, as a condition to CCI's obligation under this Article 2 to include such Demanding Stockholder's Registrable Securities in the Demand Registration, enter into and perform its obligations under an underwriting agreement or other similar arrangement in customary form with the lead underwriter of such offering.

         2.4  Limitation on Inclusion of Registrable Securities.

              (a) If the book running managing underwriter of any underwritten public offering in connection with a Demand Registration determines in good faith that the aggregate number of Registrable Securities to be offered exceeds the number of shares that could be sold without having an adverse effect on such offering (including the price at which the Registrable Securities may be sold), then the number of Registrable Securities to be offered for the accounts of the Demanding Stockholders in such offering shall be reduced or limited on a pro rata basis, based on the respective numbers of Registrable Securities requested to be included in such offering by all Demanding Stockholders, to the extent necessary to reduce the total number of shares to be included in such offering to the amount recommended by the book running managing underwriter; provided, however, that if such registration includes securities other than Registrable Securities of the Demanding Stockholders (whether for the account of CCI or for any stockholder of CCI not exercising rights under Section Procedure for Stockholder Representative; Procedures for Demand Registrations.), such reduction or limitation shall be made:

                    (i) first, from securities held by Persons who are not Stockholders, and from securities being offered for the account of CCI, allocated between CCI and such other Persons as CCI may determine, subject to any agreements between CCI and such other Persons; and

                    (ii) second, from the number of Registrable Securities requested to be included in such offering by the Demanding Stockholders, on a pro rata basis, based on the number of Registrable Securities requested to be included in the registration by each Demanding Stockholder.

              (b) The Stockholder Representative may elect not to proceed with the registration if less than 75% of the Registrable Securities requested to be registered by each of the Demanding Stockholders are included in such registration. If the Stockholder Representative elects not to proceed with the registration pursuant to this Section 2.4(b) the Registration Statement for such registration shall be promptly withdrawn, and if the Stockholder Representative so elects, a Demand Registration shall not be deemed to have been effected for purposes of this Agreement (including the limitations on the number of Demand Registrations set forth in Section 2.1 above) and the Demanding Stockholders will pay all out-of-pocket Registration Expenses incurred by CCI in connection with such Registration Statement.

         2.5  Delay of Filing or Sales.

              (a) CCI shall have the right, exercisable by giving written notice of the exercise of such right to the applicable Selling Stockholders, subject to Section 2.5(b) at any time and from time to time and specifying that it is pursuant to this Section 2.5, to delay filing or the declaration of effectiveness of a Registration Statement or to require the applicable Selling Stockholders not to sell any Registrable Securities pursuant to an effective Registration Statement for a period not in excess of 120 days beginning on the date on which such notice is given, or such shorter period of time as may be specified in such notice or in a subsequent notice delivered by CCI to such effect prior to or during the effectiveness of the Registration Statement, if:

                    (i) CCI is engaged in discussions or negotiations with respect to, or there otherwise is pending, any merger, acquisition, or other form of business combination that is "probable" (within the meaning of the Securities Act), any divestiture, tender offer, financing, or other event that, in any such case, is material to CCI (any such activity or event, a "Material Event"),

                    (ii) such Material Event would, in the judgment of CCI's board of directors (after consultation with counsel), require disclosure so as to permit the Registrable Securities to be sold in compliance with law, and

                    (iii) disclosure of such Material Event would, in the judgment of CCI's board of directors (after consultation with counsel), be adverse to its interests.

              (b) CCI may not delay the filing of a Registration Statement or the sale of any Registrable Securities, whether pursuant to one or more notices pursuant to Section 2.5(a), for more than an aggregate of 120 days within any 12-month period.


              (c) If CCI postpones its obligations under this Agreement by reason of a Material Event as described in Section 2.5(a), any Selling Stockholder will have the right to withdraw its Registrable Securities from the applicable Demand Registration or Incidental Registration, by giving notice to CCI at any time following delivery of CCI's notice pursuant to Section 2.5(a) and if all Selling Stockholders withdraw their Registrable Securities following delivery of such notice, a Demand Registration shall not be deemed to have been effected for purposes of this Agreement.

              (d) The Stockholder Representative may not deliver a Demand Request pursuant to the first sentence of Section 2.2(a)during the period of any postponement pursuant to Section 2.5(a) until CCI notifies all Stockholders of the end of such Material Event or the expiration of the 120-day period described in Section 2.5(a).

              (e) CCI shall have the right, exercisable by giving notice of the exercise of such right to the applicable Selling Stockholders, to delay filing or the declaration of effectiveness of a Registration Statement during any period in which, as a result of CCI's failure to satisfy the conditions in Rule 3-01(c) of Regulation S-X, CCI is required to include in the Registration Statement audited financial statements of CCI prior to the date on which such audited financial statements would normally have been prepared in accordance with CCI's past practices and the SEC's periodic reporting requirements.

              2.6   Withdrawal.

                    (a) If (i) a Registration Statement filed pursuant to this Article 2 does not remain effective under the Securities Act for the period specified in Section 2.7(a) due to a stop order, injunction, or other order of the SEC or other governmental agency, and (ii) each of the Demanding Stockholders has not sold at least two-thirds of its Registrable Securities registered under such Registration Statement, then the Demanding Stockholders may elect to withdraw such Registration Statement by written notice to CCI; and, in such an event, such registration shall not be deemed to have been a Demand Registration for purposes of the limitations on the number of Demand Registrations contained in Section 2.1, and CCI shall bear the Registration Expenses incurred in connection with such registration.

                    (b) Each Selling Stockholder may, no less than five Business Days before any Registration Statement becomes effective, withdraw some or all of its Registrable Securities from inclusion in the Registration Statement. If such withdrawals result in the Minimum Condition not being satisfied, then CCI may withdraw such Registration Statement unless the remaining Demanding Stockholders agree to include additional Registrable Securities in the registration such that the Minimum Condition would be satisfied or agree to bear the Registration Expenses incurred by CCI in connection with such registration.

                    (c)    If CCI withdraws a Registration Statement pursuant to
Section 2.6(b) then the requested registration shall be deemed to have been a Demand Registration for purposes of he limitations on the number of Demand Registrations contained in Section 2.1 unless:

                    (i) at the time of a Stockholder's withdrawal of Registrable Securities pursuant to Section 2.6(b), there has been a material adverse change in the operating results, financial condition, or business of CCI that was not publicly known at the time that the Minimum Condition was originally satisfied; or

                    (ii) CCI has postponed its obligations under this Agreement by reason of a Material Event as described in Section 2.5(a).

              2.7   Effectiveness of Registration Statement.

                    (a) In connection with any Demand Registration pursuant to Section 2.2, subject to Section 2.5, CCI will use its best efforts to prepare and file with the SEC any amendments and supplements to the Registration Statement and the Prospectus used in connection therewith, and to take any other actions, that may be necessary to keep the Registration Statement and the Prospectus effective, current, and in compliance with the provisions of the Securities Act, until the sooner to occur of (i) the sale of all of the Registrable Securities covered by such Registration Statement in accordance with the intended methods of distribution thereof or (ii) the 90th day following the effective date of such Registration Statement.

                  (b) A Demand Registration shall not be deemed to have been effected for purposes of this Agreement (including the limitations on the number of Demand Registrations set forth in Section 2.1 above) until the Registration Statement therefor shall have been declared effective under the Securities Act by the SEC (and is not then subject to any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court for any reason) for the period specified in Section 2.7(a).

         2.8 Right to Purchase Shares. In lieu of undertaking to effect a Demand Registration at any time that CCI would otherwise be required to do so under this Agreement, CCI may instead elect to purchase, or cause to be purchased, all Registrable Securities that the Demanding Stockholders desire to have registered, as specified in the Demand Request, on the following terms:

                  (a) CCI may elect to purchase all, but not less than all, of such Registrable Securities by delivering written notice of its election to the Demanding Stockholders within five Business Days after the delivery of a Demand Request pursuant to Section 2.2(a).


                  (b)   CCI may not make an election pursuant to this Section
2.8 unless all Registrable Securities specified in the Demand Request are securities for which the "average trading price" can be determined in accordance with Section 2.8(d). CCI may not make an election pursuant to this Section 2.8 if such purchase would require any waiver, consent, or approval of any Person that could impede or materially delay the closing of the purchase and sale of the Registrable Securities required to be purchased.

                  (c) Upon CCI's delivery of notice of its election pursuant to Section 2.8(a), CCI shall be obligated to purchase, or to cause to be purchased, and each Demanding Stockholder shall be obligated to sell, the Registrable Securities specified in the Demand Request.

                  (d) The purchase price per share for such Registrable Securities shall be the "average trading price" (determined as provided below) for the period beginning on the date which is two (2) full trading days after the date on which CCI sent written notice to the Stockholder Representative of its election pursuant to Section 2.8(a) and shall be payable to each Selling Stockholder in immediately available funds at the closing. The "average trading price" for such period will be the average for the ten full trading days following the first day of such period of (i) the last reported sales prices, regular way, as reported on the principal national securities exchange on which such securities are listed or admitted for trading or (ii) if such securities are not listed or admitted for trading on any national securities exchange, the last reported sales prices, regular way, as reported on the Nasdaq National Market or, if such securities are not listed on the Nasdaq National Market, the average of the highest bid and lowest asked prices on each such trading day as reported on the Nasdaq Stock Market, or (iii) if such securities are not listed or admitted to trading on any national securities exchange, the Nasdaq National Market or the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on each such trading day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. For purposes of this Section 2.8(d), a "trading day" means a day on which the principal national securities exchange on which such securities are listed or admitted to trading, or the Nasdaq National

Market or the Nasdaq Stock Market, as applicable, if such securities are not listed or admitted to trading on any national securities exchange, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such securities are not listed or admitted to trading on any national securities exchange, the Nasdaq National Market or the Nasdaq Stock Market, any Business Day. For purposes of determining the "average trading price" of any securities, (i) the applicable sales price or bid and asked prices of such securities on any day prior to any "ex-dividend" date or any similar date occurring prior to the closing of the purchase of Registrable Securities pursuant to this Section 2.8 for any dividend or distribution (other than a dividend or distribution contemplated by clause (ii)(B) of this sentence) paid or to be paid with respect to such securities shall be reduced by the fair value of the per share amount of such dividend or distribution and (ii) the applicable sales price or bid and asked prices of such securities on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such securities occurring prior to the closing of the purchase of Registrable Securities pursuant to this Section 2.8 or (B) any "ex-dividend" date or any similar date occurring prior to the closing of the purchase of Registrable Securities pursuant to this Section 2.8 for any dividend or distribution with respect to such securities to be made in shares of such securities or securities that are convertible, exchangeable, or exercisable for shares of Common Stock shall be appropriately adjusted, as determined by the Board of Directors of CCI, to reflect such subdivision, combination, dividend, or distribution.

                  (e) The closing of the purchase and sale of such Registrable Securities shall take place on a date determined by CCI and set forth in the notice of its election pursuant to Section 2.8(a) which shall not be fewer than twenty nor more than thirty days after the date of CCI's notice of its election pursuant to Section 2.8(a).

                  (f) An election by CCI pursuant to this Section 2.8 shall not affect the number of Demand Registrations to which the Stockholders are entitled under Section 2.1.

         2.9 Shelf Registration. If CCI is eligible to file a registration statement on Form S-3 (or any equivalent successor form), then the Stockholder Representative may elect to require that one Demand Registration be effected pursuant to a shelf registration under Rule 415 of the Securities Act; provided, however, that (a) Charter will not be required to effect a Demand Registration pursuant to a shelf registration under Rule 415 of the Securities Act if Charter has been advised by an independent investment banking firm of nationally recognized standing that such method of distribution could reasonably be expected to materially and adversely affect the public market for the Common Stock or materially and adversely affect any financing then being contemplated by Charter; (b) the Stockholder Representative may not elect to require that a Demand Registration be effected pursuant to a shelf registration under Rule 415 of the Securities Act unless the Registrable Securities to be included in the Demand Registration have an aggregate market value on the date of the Stockholders Representative's election (before any underwriting or brokerage discounts and commissions) of at least $50,000,000; and (c) during the time any such shelf registration is effective, Charter may require from time to time that the Selling Stockholders refrain from selling pursuant to such registration under the circumstances, in the manner, and for the time period described in
Section 2.5. Charter will use its reasonable best efforts to cause any Demand Registration effected as a shelf registration under Rule 415 of the Securities Act to remain effective for a period ending on the earlier of (i) the date that is a number of days after the effective date of the Registration Statement equal to 365 plus the number of days that the Selling Stockholders must refrain from selling pursuant to Section 2.5, and (ii) the date on which all Registrable Securities covered by the Registration Statement have been sold pursuant to the Demand Registration; and (d) Charter will not be required under this Section 2.9 to effect more than one (1) Demand Registration as a shelf registration under Rule 415 of the Securities Act. Such Demand Registration pursuant to this
Section 2.9 shall count as using up one of the Stockholders' Demand Registration rights pursuant to Section 2.1.

     3.  Incidental Registration.

         3.1      Notice of Incidental Registration.

                  (a) Subject to Section 3.1(b) and Section 3.1(c), if CCI at any time after the date hereof proposes to register under the Securities Act any shares of the same class as any of the Registrable Securities (whether in an underwritten public offering or otherwise and whether or not for the account of CCI or for any stockholder of CCI, including selling Stockholders registering Registrable Securities in a Demand Registration pursuant to Section 2.2), in a manner that would permit the registration under the Securities Act of Registrable Securities for sale to the public, CCI will give written notice to each Stockholder of its intention to do so not later than ten days prior to the anticipated filing date of the applicable Registration Statement. If the proposed registration is intended to be a Demand Registration, CCI shall give the notice described in the preceding sentence only to those Stockholders that did not previously elect to become Demanding Stockholders pursuant to Section
2.2. with respect to such registration. Any Stockholder may elect to participate in such registration on the same basis as the planned method of distribution contemplated by the proposed registration by delivering written notice of its election to CCI within five days after its receipt of CCI's notice pursuant to this Section 3.1(a) A Stockholder's election pursuant to this Section 3.1(a) must (i) specify the amount of Registrable Securities desired to be included in such registration by such stockholder and (ii) include any other information that CCI reasonably requests be included in such registration statement. Upon its receipt of a Stockholder's election pursuant to this Section 3.1(a), CCI will, subject to Section 3.2, use its reasonable best efforts to include in such registration all Registrable Securities requested to be included. Any registration of Registrable Securities pursuant to this Article 3 is referred to as an "Incidental Registration."


                  (b) CCI shall have no obligation under this Article Incidental Registration. with respect to any registration effected pursuant to a registration statement on Form S-4 (or any other registration statement registering shares issued in a merger, consolidation, acquisition, or similar transaction) or Form S-8 or any successor or comparable forms, or a registration statement filed in connection with an exchange offer or any offering of securities solely to CCI's existing stockholders or otherwise pursuant to a dividend reinvestment plan, stock purchase plan, or other employee benefit plan.

                  (c) CCI shall have no obligation under this Article 3 with respect to any registration initiated by Allen if the applicable registration rights agreement between CCI and Allen prohibits the inclusion in such registration of securities other than those offered by Allen.

        3.2       Limitation on Inclusion of Registrable Securities;
Priorities. If the proposed method of distribution in connection with an Incidental Registration is an underwritten public offering and the lead managing underwriter thereof determines in good faith that the amount of securities to be included in such offering would adversely affect such offering (including an adverse effect on the price at which the securities proposed to be registered may be sold), the amount of securities to be offered may be reduced or limited to the extent necessary to reduce the total number of securities to be included in such offering to the amount recommended by the lead managing underwriter as follows:

                  (a) in connection with an offering initiated by CCI, if securities are being offered for the account of other Persons (including any Stockholders) such reduction shall be made:

                        (i) first, from the securities intended to be offered by such other Persons (including any Stockholders), on a pro rata basis, based on the number of Registrable Securities and other securities that are requested to be included in such offering; and

                        (ii) last, from the number of securities to be offered for the account of CCI;

                  (b) in connection with an offering initiated bye a Third-Party Demand Stockholder, such reduction shall be made:

                        (i) first, from securities held by Persons who are not (A) Stockholders, (B) Third-Party Demand Stockholders, or (C) other stockholders entitled under any agreements between them and Charter to participate pari passu with the Selling Stockholders in such Incidental Registration, and from securities being offered for the account of Charter, allocated between Charter and such other Persons as Charter may determine, subject to any agreements between Charter and such other Person;

                        (ii) Second, from the number of Registrable Securities requested to be included in such offering by the Selling
Stockholders and any other stockholders entitled under any agreements between them and Charter to participate pari passu with the Selling Stockholders in such Incidental Registration, on a pro rata basis, based on the number of Registrable Securities and other securities which are requested to be included in the registration; and

                        (iii) last, from securities being offered by the Third-Party Demand Stockholders.

                  (c) For purposes of Section 3.2(b), the rights of the Stockholders shall rank pari passu with the incidental rights of the stockholders pursuant to the Falcon Registration Rights Agreements and the Bresnan Registration Rights Agreements (except to the extent that such other stockholders are Third-Party Demand Stockholders).

        3.3 Delay or Withdrawal of Registration. CCI may, without the consent of any Stockholder, delay, suspend, abandon, or withdraw any proposed registration in which any

Stockholder has requested inclusion of Stockholder's Registrable Securities pursuant to this Article 3.

         3.4      Withdrawal by Selling Stockholder. Each Selling
Stockholder may, no less than five Business Days before the anticipated effective date of the applicable Registration Statement for an Incidental Registration, withdraw some or all of its Registrable Securities from inclusion in the Registration Statement. No such withdrawal shall relieve any withdrawing Selling Stockholder of its obligation to pay expenses incurred solely with respect to such withdrawn Registrable Securities.

        3.5 Underwriters; Underwriting Agreement. In connection with any Incidental Registration involving an underwritten public offering of securities for the account of CCI or a Third-Party Demand Stockholder, (a) the managing and lead underwriters shall be selected bye CCI, unless otherwise provided in any agreement between CCI and any Third-Party Demand Stockholder, and (b) each Selling Stockholder electing to participate in the Incidental Registration shall, as a condition to CCI's obligation under this Article 3 to include such Selling Stockholder's Registrable SEcurities in such Incidental Registration, enter into and perform its obligations under an underwriting agreement or other similar arrangement in customary form with the managing underwriter of such offering.

     4. Obligations with Respect to Registration.

        4.1 Obligation of CCI. Whenever CCI is obligated by the provistions of the Agreement to effect the registration of any Registrable SEcurities under the Securities Act, CCI shall:

                  (a) Subject to the provisions of Section 4.2, use its reasonable best efforts to cause the applicable Registration Statement to become effective as promptly as practicable, and to prepare and file with the SEC any amendments and supplements to the Registration Statement and to the Prospectus used in connection therewith as may be necessary to keep the Registration Statement and the Prospectus effective, current, and in compliance with the provisions of the Securities Act, during the periods when CCI is required by this Agreement to keep the Registration Statement effective and current.

                  (b) Within a reasonable time not to exceed ten Business Days prior to filing a Registration Statement or Prospectus or any amendment or supplement thereto (other than any amendment of supplement in the form of a filing that CCI makes pursuant to the Exchange Act), furnish to each Selling Stockholder and each underwriter, if any, of the Registrable SEcurities covered by such Registration Statement copies of such Registration Statement or Prospectus as proposed to be filed, which documents will be subject to the reasonable review and comments of the Selling Stockholders (and their respective counsel) during such period, and CCI will not file any Registration Statement or any Prospectus or any amendment or supplement thereto containing any statements with respect to any Selling Stockholder or the distributions of the Registrable Securities to be included in such Registration Statement for sale by such Selling STockholder if such Selling Stockholder reasonably objects in writing. Thereafter, CCI will furnish to each Selling Stockholder and each underwriter, if any such number of copies of such Registration Statement, each amendment and supplement thereto

(in each case including all exhibits thereto and any documents incorporated by reference), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as such Selling Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Stockholder.

              (c) After the filing of the Registration Statement, promptly notify each Selling Stockholder of the effectiveness thereof and of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it at the earliest possible moment if entered and promptly notify each Selling Stockholder of the lifting or withdrawal of any such order, and, in the case of a Demand Registration, notify the Stockholder Representative of any comments by the SEC with respect to such Registration Statement or any document incorporated by reference therein, if any.

              (d) Immediately notify each Selling Stockholder holding Registrable Securities covered by the applicable Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of (i) the determination that a Material Event exists or (ii) the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. In the event of an occurrence described in clause (ii) above, CCI shall, subject to the provisions of this Agreement regarding the existence of a Material Event, promptly prepare and furnish to such Selling Stockholder such supplement to or an amendment of such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

              (e) Enter into customary agreements (including an underwriting agreement in customary form including customary representations and warranties and indemnification provisions) and perform its obligations under any such agreements and shall take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

         (f) Make available for inspection by any Selling Stockholder covered by such Registration Statement, the lead book running managing underwriter selected by the Stockholder Representative pursuant to Section 2.3 participating in any disposition pursuant to such Registration Statement, and any attorney, accountant, or other professional retained by any such Selling Stockholder or underwriter, all financial and other records, pertinent corporate documents, and properties of CCI as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection therewith, and cause CCI's officers, directors, and employees to supply all information reasonably requested by any of such Persons in connection with such Registration Statement. Information that CCI determines, in good faith, to be confidential and notifies such Persons is confidential shall not be disclosed by such Persons unless (i) the release of such information is ordered pursuant to a subpoena or other order from a court, or other governmental agency or tribunal, of competent jurisdiction or
(ii) such information becomes public other than through a breach by such Persons of the confidentiality obligations of such Persons. Each Selling Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any transactions in the securities of CCI or for any other purpose unless and until such information is made generally available to the public.

              (g) Furnish, in the case of an underwritten public offering, to each Selling Stockholder and to each underwriter a signed counterpart of (i) an opinion or opinions of in-house counsel or outside counsel, as requested by the lead underwriter, to CCI addressed to such Selling Stockholder and underwriters (on which opinion both such Selling Stockholder and each such underwriter shall be entitled to rely), (ii) a comfort letter or comfort letters from CCI's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Stockholder Representative or the managing underwriter therefor reasonably requests, and (iii) such documents or certificates as may be reasonably requested by the lead underwriter to evidence the satisfaction of any customary conditions contained in the underwriting agreement.

              (h) Register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such United States jurisdictions as the Stockholder Representative shall reasonably request, and do any and all other acts and things which may be necessary to enable each Selling Stockholder to consummate the disposition in such jurisdictions of such Registrable Securities in accordance with the method of distribution described in such Registration Statement; provided, however, that CCI shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction where it is not otherwise required to be so qualified, (ii) to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, (iii) to execute or file any general consent to service of process under the laws of any jurisdiction, or
(iv) to subject itself to taxation in any jurisdiction where it has not theretofore done so.

              (i) Use its reasonable best efforts to (i) cause such Registrable Securities covered by a Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over-the-counter market or listed on the automated quotation market on which securities of the same class and series as the Registrable Securities (or into which such Registrable Securities will be or have been converted) are then listed, traded, or quoted upon the sale of such Registrable Securities pursuant to such Registration Statement and (ii) provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

              (j) Make and keep information publicly available relating to CCI so as to satisfy the requirements of Rule 144 under the Securities Act (or any successor or corresponding rule) and file with the SEC all reports and other documents required of CCI under the Securities Act and the Exchange Act in a timely manner.

              (k) Make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act (provided that CCI shall not be deemed in violation of this paragraph so long as it files customary quarterly reports with the SEC for such period), and not file any amendment or supplement to such Registration Statement or Prospectus to which any of the Selling Stockholders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act.

              (l) Use its reasonable best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holder or holders thereof to consummate the disposition of such Registrable Securities.

              (m) Use its reasonable best efforts, subject to the other duties and responsibilities of CCI's senior executive officers, to make available one or more senior executive officers of CCI (the selection of whom shall be in CCI's sole discretion) to participate with the Selling Stockholders and any underwriters in any "road show" (which shall not involve presentations at more than two cities) that may be reasonably requested by the Stockholders' Representative in connection with the distribution of Registrable Securities, pursuant to a Demand Registration; provided, however, the number of "road shows" that the Stockholders shall collectively be entitled to require CCI to participate in pursuant to such requests shall be two.

              (n) If requested by the managing underwriter or any Selling Stockholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or such Selling Stockholder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such Selling Stockholder to such underwriter, the purchase price being paid therefor by such underwriter and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment.

              (o) Cooperate with the Selling Stockholder and the managing underwriter to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Stockholder may request.

              (p) Cooperate with each Selling Stockholder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

          4.2 Selling Stockholders' Obligations. CCI's obligations under this Agreement to a Selling Stockholder shall be conditioned upon such Selling Stockholder's compliance with the following:

              (a) Such Selling Stockholder shall cooperate with CCI in connection with the preparation of the Registration Statement, and for so long as CCI is obligated to keep the Registration Statement effective, such Selling Stockholder will provide to CCI, in writing, for use in the Registration Statement, all information regarding such Selling Stockholder, its intended method of disposition of the applicable Registrable Securities, and such other information as CCI may reasonably request to prepare the Registration Statement and Prospectus covering the Registrable Securities and to maintain the currency and effectiveness thereof.

              (b) Such Selling Stockholder agrees that, upon receipt of any notice from CCI of the happening of any event of the kind described in Section 4.1(d), such Selling Stockholder will discontinue its offering and sale of Registrable Securities pursuant to the applicable Registration Statement until such Selling Stockholder's receipt of either (i) notice from CCI that a Material Event no longer exists (but for no longer than the end of the 120-day period described in Section 2.5) or (ii) the copies of the supplemented or amended Prospectus contemplated by Section 4.1(d), and, in either case, if so directed by CCI, such Stockholder will deliver to CCI all copies in its possession of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event CCI shall give any such notice, the period from and including the date of the giving of such notice pursuant to Section 4.1(d) and including the date when each holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4.1(d).

          4.3 Underwriting Agreement. Neither CCI nor any other Person may participate in any underwritten public offering in connection with a Demand Registration or an Incidental Registration unless such Person (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Person or Persons selecting the lead managing underwriters for such offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

          4.4 Holdback by CCI. CCI agrees not to engage in any public sale or distribution by it of any securities of the same class or series as the Registrable Securities or securities convertible into, or exchangeable or exercisable for, or the value of which relates to or is based upon, such securities during the ten days prior to, and during the 45-day period beginning on, the effective date of any Registration Statement filed with respect to any public offering of Registrable Securities to the extent the lead book running managing underwriter for such offering advises CCI in writing that a public sale or distribution during such 45-day period (including a sale pursuant to Rule 144 under the Securities Act) of Registrable Securities by CCI other than pursuant to the underwritten public offering contemplated by such Registration Statement would materially adversely impact such underwritten public offering), except as part of such registration; provided, however, that the limitation set forth in this Section 4.4 shall not apply: (a) to registrations by CCI on Form S-4 or any other registration of shares issued in a merger, consolidation, acquisition, or similar transaction or on Form S-8, or any successor or comparable forms, or a registration statement filed in connection with an exchange offer of securities of CCI made solely to CCI's existing stockholders or otherwise pursuant to a dividend reinvestment plan, stock purchase plan, or other employee benefit plan;
(b) to sales by CCI upon
exercise or exchange, by the holder thereof, of options, warrants or convertible securities; (c) to any employee benefit plan (if necessary to allow such plan to fulfill its funding obligations in the ordinary course); or (d) to any registration effected as a shelf registration under Rule 415 of the Securities Act. This Section 4.4 shall not limit any public sale or distribution of any securities of CCI by any Third-Party Demand Stockholder or any Person having the right to require that CCI include its securities in any registration initiated by any Third-Party Demand Stockholder.


          4.5 Offering of Cablevision Debt Securities. The purpose of this
Section 4.5 is to elaborate upon the applicability of this Agreement to a possible form of transaction and is not intended to limit CCI's obligations as provided in the rest of this Agreement. CCI recognizes that Cablevision is considering the possibility of issuing debt or similar securities ("Debt Securities"), the terms of which Debt Securities will include the possibility that holders of the Debt Securities would have the right or obligation to exchange such securities for Registrable Securities or for cash equal to all or a portion of the value of such Registrable Securities. It is expected that Debt Securities will be issued in a single offering but it is possible that there may need to be up to three such offerings to reach the total issuance size and range of maturities desired by the Stockholders and their affiliates (each issuance being referred to herein as the "Debt Offering"), and by issuer of the Debt Securities (the "Issuer"). Depending on the final structure of the Debt Offering, it may be may be necessary for (i) the underlying Registrable Securities to be registered under the Securities Act and/or (ii) the Issuer to include or incorporate by reference into its registration statement, prospectus or other offering document information concerning CCI and its affiliates, and/or
(iii) there to be delivered to the purchasers of the Debt Securities copies of the prospectus relating to the Registrable Securities. [Cablevision has provided to CCI copies of a registration statement and underwriting agreement of a similar offering and CCI understands and agrees that it will be required to enter into a comparable underwriting agreement to that entered into by the issuer of the underlying reference common stock in that transaction.] [SUBJECT TO REVIEW AND APPROVAL OF SUCH MATERIALS BY CCI] CCI recognizes that the possibility of such issuances of Debt Securities is an important consideration in the decision of Cablevision to enter into the Merger Agreement. Accordingly, CCI agrees to reasonably cooperate with Cablevision in connection with any such Debt Offering to take such additional steps as may be reasonably necessary to facilitate such issuance; provided, however, that [(i) in no event shall anything in this Section 4.5 be deemed to increase the number of Demand Registrations (or to increase the number of Shelf Registrations) that the Stockholders may request under Article 2, or otherwise to require CCI to undertake any registration of its securities other than as provided in Article 2 hereof, (ii) in no event shall anything in this Section 4.5 otherwise be deemed to materially increase the scope of CCI's obligations under this Agreement or otherwise obligate CCI to undertake any obligations or actions materially more onerous or costly to CCI than as contemplated by Article 2 hereof (including without limitation any such action which might require CCI in the future to make or continue in effect any registration of its securities except as expressly contemplated by Article 2), (iii) in connection with such registration, Cablevision and its affiliates shall first provide CCI with assurances of indemnification for Securities Act or other liabilities reasonably acceptable to CCI, and (iv) if Cablevision requests such assistance and cooperation from CCI in connection with a Debt Offering that does not require any registration under the Securities Act of the underlying Registrable Securities, then (x) CCI shall be obligated to comply with such request only if a Demand Registration is then available to the Stockholders under Article 2 hereof and (y) CCI's compliance with such request shall be deemed to exhaust one of the Stockholders' available

Demand Registrations under Article 2. Without limiting the foregoing, in connection with any transaction described in this Section 4.5 (or any similar transaction) CCI shall not be required to pay any of the Selling Stockholders' legal expenses pursuant to paragraph 5.1(i).

       5. Expenses of Registration.

          5.1 Registration Expenses. Except as provided in Section 2.4(b),
Section 5.2 and Section 5.3, all Registration Expenses incurred in connection with any Demand Registration or Incidental Registration and the distribution of any Registrable Securities in connection therewith shall be borne by CCI. For purposes of this Agreement, the term "Registration Expenses" means all:

              (a) registration, application, filing, listing, transfer, and registrar fees,

              (b) NASD fees and fees and expenses of registration or qualification of Registrable Securities under state securities or blue sky laws,

              (c) printing expenses (or comparable duplication expenses), delivery charges, and escrow fees,

              (d) fees and disbursements of counsel for CCI,

              (e) fees and expenses for independent certified public accountants retained by CCI (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters),

              (f) fees and expenses of any special experts retained by CCI in connection with such registration;

              (g) reasonable fees and disbursements of underwriters and broker-dealers customarily paid by issuers or holders of securities, and

              (h) fees and expenses of listing the Registrable Securities on a securities exchange or over-the-counter market; and

              (i) except for any registration in connection with a transaction similar to those described in Section 4.5, all fees and disbursements of one counsel for all such Selling Stockholders as a group attributable to the registration and sale of the Registrable Securities of such Selling Stockholders included in such registration.

          5.2 Selling Stockholder Expenses. Each Selling Stockholder shall pay all stock transfer fees or expenses (including the cost of all transfer tax stamps), if any, all underwriting or brokerage discounts and commissions and all fees and disbursements of counsel for Selling Stockholder (other than the one counsel described in Section 5.1(i)) attributable to the distribution of the Registrable Securities of such Selling Stockholder included in such registration.

          5.3 Internal Expenses of CCI. Notwithstanding any other provision of this Agreement, CCI shall be obligated to bear all internal expenses of CCI in connection with any Demand Registration or Incidental Registration (including all salaries and expenses of its officers and employees performing accounting and legal functions and related expenses).

       6. Indemnification.

          6.1 By CCI. CCI agrees to indemnify and hold harmless each Stockholder Indemnified Party from and against any Losses, joint or several, to which such Stockholder Indemnified Party may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and CCI will reimburse each such Stockholder Indemnified Party for any reasonable fees and expenses of outside legal counsel for such Stockholder Indemnified Parties, or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such claims; provided, however, that CCI will not indemnify or hold harmless any Stockholder Indemnified Party from or against any such Losses (including any related expenses) to the extent such Losses (including any related expenses) result from an untrue statement, omission or allegation thereof which were (a) made in reliance upon and in conformity with written information provided by or on behalf of the applicable Selling Stockholder specifically and expressly for use or inclusion in the applicable Registration Statement or Prospectus or (b) made in any Prospectus used after such time as CCI advised such Selling Stockholder that the filing of a post-effective amendment or supplement thereto was required, except that this proviso shall not apply if the untrue statement, omission, or allegation thereof is contained in the Prospectus as so amended or supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholder Indemnified Parties and shall survive the transfer of such securities by the Selling Stockholders.

          6.2 By Selling Stockholders. Each Selling Stockholder, individually and not jointly, agrees to indemnify and hold harmless each Charter Indemnified Party from and against any Losses, joint or several, to which such Charter Indemnified Party may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with written information provided by or on behalf of such Selling Stockholder or any Person who controls such Selling Stockholder specifically and expressly for use or inclusion in the applicable Registration Statement or Prospectus; provided, however, that such Selling Stockholder will not indemnify or hold harmless any Charter Indemnified Party from or against any such Losses (including any related expenses) (a) to the extent the untrue statement, omission, or allegation thereof upon which such Losses (including any related expenses) are based was made in any Prospectus used after such time as such Selling Stockholder advised CCI that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, or (b) in an amount that exceeds the net proceeds received by such Selling Stockholder from the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation by or on behalf of Charter Indemnified Parties, and shall survive the transfer of such securities by the Selling Stockholder.

         6.3 Procedures. Each Indemnified Party shall give notice to each Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may participate at its own expense in the defense, or if it so elects, assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses; provided that such counsel shall be reasonably satisfactory to the Indemnified Party. The failure of any Indemnified Party to give notice as provided in this Section 6.3 shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such claim, action, or proceeding. If the Indemnifying Party elects to assume the defense in any action or proceeding, an Indemnified Party shall have the right to employ separate counsel in such action or proceeding and to participate in the defense thereof, but such Indemnified Party shall pay the fees and expenses of such separate counsel unless (a) the Indemnifying Party has agreed to pay such fees and expenses, or (b) the named parties to any such action or proceeding (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is or would be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf) or (c) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such claim. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to entry of any judgment, or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          6.4 Contribution. If the indemnification provided for under this
Article 6 is unavailable to or insufficient to hold the Indemnified Party harmless under Section 6.1 or Section 6.2 above in respect of any Losses referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, in connection with the statements or omissions that resulted in such Losses. The relative fault of each Indemnifying Party or Indemnified Party, as the case may be, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or that was failed to be supplied by) such Indemnifying Party or Indemnified Party, such party's relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          6.5 Other Indemnification. Indemnification similar to that specified in the preceding provisions of Section 6.1 (mutatis mutandis) shall be given by CCI and each holder of Registrable Securities to the applicable Indemnified Parties with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

       7. Limitation on Other Registration Rights. CCI shall not grant to any Person any demand registration right, incidental registration right, or other right that would conflict with any of the rights granted to Stockholders herein.

       8. Miscellaneous.

          8.1 Notices.

              (a) Subject to Section 8.1(b), all notices, requests, demands, waivers, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, or sent by reliable overnight courier, or facsimile transmission, in each case to the address or facsimile number specified for the applicable party on Schedule A attached to this Agreement, or to such other Person, address, or facsimile number as any party shall specify by notice in writing to the other parties.

              (b) Any notice or other communication to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after it is sent by certified or registered mail, postage prepaid, return receipt requested, (ii) upon receipt when delivered by hand or transmitted by facsimile (confirmation received), or (iii) one Business Day after it is sent by a reliable overnight courier service, with acknowledgment of receipt requested. Notwithstanding the preceding sentence, notice of change of address shall be effective only upon actual receipt thereof.

          8.2 Amendment. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among CCI and each Stockholder, executed in the same manner as this Agreement. No consent, waiver, or similar act shall be effective unless in writing.

          8.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

          8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          8.5 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws thereof.

          8.6 Assignment.

              (a) Except as expressly provided in this Section 8.6, the rights of the parties hereto cannot be transferred or assigned and any purported assignment or transfer to the contrary shall be void ab initio.

              (b) Notwithstanding Section 8.6(a) but subject to Section 8.6(c), a Stockholder may transfer or assign any of its rights under this Agreement without the consent of CCI to any Person to whom such Stockholder transfers Registrable Securities or rights to acquire Registrable Securities if, and only if, (i) such transferee is (x) a Permitted Transferee, (y) any trust or financial institution to whom Registrable Securities hereunder are transferred or assigned (including by way of a pledge) in a transaction described in Section
4.5 hereof or (z) any other assignee of Cablevision or its Permitted Transferees (provided that this clause (i)(z) may be only used once in connection with an assignment by Cablevision (and/or its Permitted Transferees) to a Person who is not a Permitted Transferee and shall not apply for the benefit of any assignee of Cablevision that is not a Permitted Transferee), (ii) other than in connection with an assignment by Cablevision to a Permitted Transferee, immediately after such assignment or transfer, such transferee holds (or holds the right to acquire) all Registrable Securities hereunder, and (iii) the transfer of such Registrable Securities did not require registration under the Securities Act (other than as provided in Section 4.5).

              (c) No Person may be assigned any rights under this Agreement unless CCI is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee, identifying the securities of CCI as to which the rights in question are being assigned, and providing a detailed description of the nature and extent of the rights that are being assigned. Any assignee hereunder shall receive such assigned rights subject to all the terms and conditions of this Agreement, including the provisions of this Section 8.6. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          8.7 Binding Agreement; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Except as set forth herein and by operation of law, no party to this Agreement may assign or delegate all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of each other party to this Agreement.

                           [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            CCI:

                                            Charter Communications, Inc.


                                            By:
                                                ---------------------------
                                            Its:
                                                 --------------------------

                                            CABLEVISION:

                                            CSC Holdings, Inc.


                                            By:
                                                ---------------------------
                                            Its:
                                                 --------------------------